Exhibit 2.1

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                                MERGER AGREEMENT


                                  BY AND AMONG


                               CEX HOLDINGS, INC.,

                    CORPORATE EXPRESS DELIVERY SYSTEMS, INC.,

                       UNITED SHIPPING & TECHNOLOGY, INC.

                                       AND

                 UNITED SHIPPING & TECHNOLOGY ACQUISITION CORP.



                          DATED AS OF SEPTEMBER 8, 1999



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                                TABLE OF CONTENTS

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                                                ARTICLE I
                                      DEFINITIONS AND OTHER MATTERS

Section 1.1       Definitions..........................................................................1

                                               ARTICLE II
                                             THE TRANSACTION

Section 2.1       The Merger...........................................................................8
Section 2.2       Adjustment of the Merger Consideration...............................................9

                                               ARTICLE III
                                     REPRESENTATIONS AND WARRANTIES

Section 3.1       Buyer's Representations and Warranties..............................................11
Section 3.2       CEX's Representations and Warranties................................................15

                                               ARTICLE IV
                                        COVENANTS AND AGREEMENTS

Section 4.1       Covenants and Agreements of Buyer...................................................22
Section 4.2       Covenants and Agreements of CEX and the Company.....................................24
Section 4.3       Continuing Joint Covenants and Agreements...........................................25
Section 4.4       Exclusivity.........................................................................28

                                                ARTICLE V
                                   CONDITIONS PRECEDENT TO THE CLOSING

Section 5.1       Conditions Precedent to Buyer's Obligations.........................................29
Section 5.2       Conditions Precedent to CEX's and the Company's Obligations.........................30

                                               ARTICLE VI
                                               THE CLOSING

Section 6.1       The Closing Date....................................................................31
Section 6.2       Deliveries at the Closing...........................................................31
Section 6.3       Simultaneous Closing................................................................33

                                               ARTICLE VII
                                POST-CLOSING AGREEMENTS AND OTHER MATTERS

Section 7.1       Post-Closing Agreements.............................................................33
Section 7.2       Inspection of Records...............................................................34
Section 7.3       Mutual Assistance...................................................................34
Section 7.4       Further Assurances..................................................................34
Section 7.5       Exchange Act and Other Filings......................................................34
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
Section 7.6       Insurance...........................................................................34
Section 7.7       Administration of Accounts..........................................................35
Section 7.8       Notice Obligations of Buyer.........................................................35
Section 7.9       Future Delivery Services............................................................35

                                              ARTICLE VIII
                                               TERMINATION

Section 8.1       Termination.........................................................................35
Section 8.2       Effect of Termination...............................................................36
Section 8.3       Break-up Fee........................................................................36

                                               ARTICLE IX
                                             INDEMNIFICATION

Section 9.1       Survival of Representations and Warranties..........................................37
Section 9.2       Indemnification by CEX..............................................................37
Section 9.3       Indemnification by Buyer and the Company............................................38
Section 9.4       Procedure for Third Party Claims....................................................38
Section 9.5       General Provisions Relating to Remedies and Indemnification.........................40
Section 9.6       Exclusive Nature....................................................................41

                                                ARTICLE X
                                              MISCELLANEOUS

Section 10.1      Company Name........................................................................41
Section 10.2      Exclusivity of Representations and Warranties; Relationship Between the Parties.....42
Section 10.3      Tax Matters.........................................................................43
Section 10.4      Entire Agreement....................................................................43
Section 10.5      Amendments..........................................................................43
Section 10.6      Severability........................................................................44
Section 10.7      Counterparts........................................................................44
Section 10.8      No Waiver...........................................................................44
Section 10.9      Assignment..........................................................................44
Section 10.10     Fees, Costs and Expenses............................................................44
Section 10.11     Third Party Beneficiaries...........................................................44
Section 10.12     Interpretation of Schedules.........................................................44
Section 10.13     Construction........................................................................45
Section 10.14     Consent to Jurisdiction and Related Matters.........................................45
Section 10.15     Waiver of Jury Trial................................................................46
Section 10.16     Notices.............................................................................46
Section 10.17     Governing Law.......................................................................48
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                                    EXHIBITS

Exhibit A   Noncompete Agreement
Exhibit B   Tax Sharing and Indemnification Agreement
Exhibit C   Transition Services Agreement
Exhibit D   Short-Term Note
Exhibit E   Long-Term Note
Exhibit F   Convertible Note
Exhibit G   Beginning Balance Sheet
Exhibit H   Guaranty
Exhibit I   Security Agreement (Subsidiaries)
Exhibit J   Security Agreement (CEDS)

                                      iii
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                                    SCHEDULES

Schedule 3.2.5          Required Consents
Schedule 3.2.6          Regulatory Approvals
Schedule 3.2.7          Subsidiaries of the Company
Schedule 3.2.10A        Financial Statements
Schedule 3.2.10B        Exceptions to Financial Statements
Schedule 3.2.11A        Real Property
Schedule 3.2.11B        Personal Property
Schedule 3.2.12         Intellectual Property
Schedule 3.2.13A        Material Contracts
Schedule 3.2.13B        Certain Contracts
Schedule 3.2.14         Labor Matters
Schedule 3.2.15         Pending Litigation
Schedule 3.2.16         Environmental Compliance
Schedule 3.2.17         Absence of Changes or Events
Schedule 3.2.18         Compliance with Laws
Schedule 3.2.20         Insurance Policies
Schedule 3.2.21         Employee Benefit Plans
Schedule 4.2.2          Ordinary Course of Business
Schedule 4.2.3          Continuing Contracts
Schedule 4.3.4          Guarantees

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                                MERGER AGREEMENT


            This Merger Agreement (this "Agreement") is made and entered into as of September 8, 1999, by and among CEX Holdings, Inc., a Colorado corporation ("CEX"), Corporate Express Delivery Systems, Inc., a Delaware corporation (the "Company"), United Shipping & Technology, Inc., a Utah corporation ("Buyer") and United Shipping & Technology Acquisition Corp., a Delaware corporation ("Merger Sub"). CEX, the Company, Buyer and Merger Sub are sometimes individually referred to herein as a "party" and sometimes collectively as the "parties".

                                   WITNESSETH

            WHEREAS, CEX owns all of the issued and outstanding common stock, par value $.001 per share, of the Company (the "Company Shares"), which represent 100% of the issued and outstanding shares of the capital stock of the Company;

            WHEREAS, the Company owns all of the issued and outstanding common stock of those Subsidiaries identified on Schedule 3.2.7;

            WHEREAS, Corporate Express, Inc., a Colorado corporation ("CEI"), is the parent company of CEX;

            WHEREAS, Buyer desires to acquire the Company and its Subsidiaries from CEX in a merger transaction pursuant to which Merger Sub will merge with and into the Company and the Company will be the surviving corporation; and

            WHEREAS, in accordance with the terms and provisions of the Tax Sharing and Indemnification Agreement (as defined herein), Buyer and CEX will each file elections under Section 338(h)(10) of the Internal Revenue Code for the Company and its Subsidiaries;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, CEX and Buyer hereby agree as follows:

                                   ARTICLE I
                          DEFINITIONS AND OTHER MATTERS

            SECTION 1.1 DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

            "Affiliate" of any Person means any other Person which Controls, is Controlled by, or is under common Control with such Person.

            "Agreement" means this Agreement, the Annexes, Schedules, Exhibits and other attachments hereto, and all amendments and supplements to any of the foregoing, made in

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accordance with Section 10.4 or, in the case of Schedules, made in accordance with Section 5.1.1 or Section 5.2.1, as the case may be.

            "Ancillary Agreements" shall mean the Tax Sharing and Indemnification Agreement, the Noncompete Agreement, the Exchange Agreement, the Transition Services Agreement, the Registration Rights Agreement, the Parent Guaranty, the Subsidiary Guaranty, the Security Agreement and the Promissory Notes.

            "Audited Financial Statements" shall have the meaning set forth in
Section 3.2.10.

            "Bayview" means Bayview Capital Partners LP.

            "Beginning Balance Sheet" shall have the meaning set forth in
Section 2.2.1.

            "Buyer" shall have the meaning set forth in the preamble.

            "Buyer's Bring Down Certificate" shall have the meaning set forth in
Section 5.2.1.

            "Buyer's Common Stock" shall have the meaning set forth in Section 3.1.12(a)(i).

            "Buyer Indemnified Parties" shall have the meaning set forth in
Section 9.2.

            "Buyer SEC Reports" shall mean the reports and statements which Buyer has filed, or is required to file, with the Securities and Exchange Commission pursuant to the Exchange Act.

            "Cash Reconciliation Report" shall have the meaning set forth in
Section 2.2.3.

            "CEI" shall have the meaning set forth in the Recitals.

            "CEI Plan" shall have the meaning set forth in Section 3.2.21(a).

            "CEX's Bring Down Certificate" shall have the meaning set forth in
Section 5.1.1.

            "CEX Indemnified Parties" shall have the meaning set forth in
Section 9.3.

            "Closing" shall have the meaning set forth in Section 6.1.

            "Closing Date" shall have the meaning set forth in Section 6.1.

            "COBRA" shall have the meaning set forth in Section 3.2.21(f).

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder.

            "Commission" shall have the meaning set forth in Section 3.1.11.

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            "Commitment Letters" shall have the meaning set forth in Section
3.1.8.

            "Company" shall, prior to the Merger, have the meaning set forth in the preamble and, following the merger, shall mean the Surviving Corporation; provided, however, that references to the Company in Section 3.2 shall mean and include only Corporate Express Delivery Systems, Inc. prior to the Merger.

            "Company Disclosure Schedule" shall mean the Disclosure Schedule delivered by CEX in connection herewith, as amended or supplemented from time to time.

            "Company Plan" shall have the meaning set forth in Section
3.2.21(a).

            "Company Properties" means all properties, sites and facilities currently owned or operated by the Company or any of its Subsidiaries and all properties, sites and facilities which were owned or operated at any previous time by the Company or any of its Subsidiaries and for which a Governmental Authority or any other Person seeks to hold the Company or any of its Subsidiaries responsible or liable in whole or in part.

            "Company Shares" shall have the meaning set forth in the preamble.

            "Confidentiality Agreement" shall have the meaning set forth in
Section 4.1.1.

            "Continuing Affiliates" shall mean CEI and each of its Affiliates other than the Company and the Subsidiaries of the Company.

            "Control" shall mean the direct or indirect power affirmatively to direct the management and policies of a Person, whether through the ownership of voting securities, by agreement or otherwise. "Controls," "Controlled" and "Controlling" shall have corresponding meanings.

            "Convertible Note" shall have the meaning set forth in Section 2.1.7(d).

            "Data Room" means the room maintained by the Company at its offices in Houston, Texas containing certain documents and materials relating to the Company to which Buyer has been provided access.

            "Delaware Law" shall mean the General Corporation Law of Delaware.

            "DOT" shall have the meaning set forth in Section 3.1.7.

            "Effective Date" shall have the meaning set forth in Section 2.2.1.

            "Effective Time" has the meaning set forth in Section 2.1.3.

            "Encumbrance" means any lien, security interest, mortgage or encumbrance, other than a Permitted Encumbrance.

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            "Environmental Claim" means any claim asserted by a Person or entity alleging potential Liability (including, without limitation, a potential Liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Substance at any property owned or operated by the Company or any of its Subsidiaries.

            "Environmental Laws" means any federal, state, local and foreign statutes, laws (including without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to human health and safety, the environment or to pollutants, contaminants, wastes, or chemicals.

            "Equipment Leases" shall have the meaning set forth in Section 4.3.4(b).

            "Equipment Lease Obligations" shall have the meaning set forth in
Section 4.3.4(b).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder.

            "ERISA Affiliate" shall have the meaning set forth in Section 3.2.21(d).

            "Estimated Effective Date Balance Sheet" shall have the meaning set forth in Section 2.2.1.

            "Exchange Agreement" shall mean an agreement between Buyer and CEX specifying (i) the terms and conditions pursuant to which CEX may exchange the Convertible Note for Buyer's Common Stock at the initial rate of $4.59 per share, and (ii) the antidilution protection and other rights that CEX shall have with respect to such exchange. The Exchange Agreement will be in form mutually acceptable to Buyer and CEX and will include exchange and antidilution provisions mutually acceptable to Buyer and CEX; provided, however, that CEX agrees that it will review in good faith the antidilution provisions agreed to between Buyer and Bayview and will to the extent such provisions are acceptable to CEX agree to such provisions in their Exchange Agreement.

            "Final Adjustment Amount" shall have the meaning set forth in
Section 2.2.2.

            "Final Effective Date Balance Sheet" shall have the meaning set forth in Section 2.2.2.

            "Foreign Plan" shall have the meaning set forth in Section
3.2.21(a).

            "GE" shall mean GE Capital Corporation or an affiliate thereof.

            "Governmental Authority" means any federal, state, local, foreign or multinational (including the European Community) court, tribunal, legislative, administrative or regulatory authority or agency, with competent jurisdiction.

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            "Guarantees" shall have the meaning set forth in Section 4.3.4(a).

            "Guaranty" shall mean the agreement substantially in the form attached hereto as Exhibit H to be executed and delivered by Buyer and the Company's Subsidiaries as required under Section 6.2.1(g).

            "Hazardous Substance" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "ICC" shall have the meaning set forth in Section 3.1.7.

            "Intercreditor Agreements" shall have the meaning set forth in
Section 2.1.7.

            "Internal Financial Statements" shall have the meaning set forth in
Section 3.2.10.

            "Knowledge," "known," "belief," "believe" or variances thereof (whether or not capitalized) shall mean, except as otherwise stated herein, when applied to CEX or any of its Affiliates, the actual knowledge (without duty of inquiry) of those representatives of CEI, CEX or the Company listed on Annex A-1, and when used with respect to Buyer or any of its Affiliates shall mean the actual knowledge (without duty of inquiry) of the representatives of Buyer listed on Annex A-2.

            "Laws" shall mean any law, statute, code, treaty, rule, directive, plan, regulation, promulgation, decree, ruling, injunction or order of any Governmental Authority, or any common law principle, doctrine or judgment relating thereto or interpreting the application thereof.

            "Liability" means any liability, obligation, loss or contingency, whether known or unknown, asserted or unasserted, absolute or conditional, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, regardless of when asserted or arising.

            "Long-Term Note" shall have the meaning set forth in Section
2.1.7(c).

            "Losses" shall have the meaning set forth in Section 9.2.

            "Material Adverse Effect" with respect to any Person means an event, condition or circumstance that is, as of the date hereof or as of the Closing Date, materially adverse to the business, operations, assets, or financial condition of such Person and its Subsidiaries (or in the case of any Subsidiary of the Company, the Company and its Subsidiaries), taken as a whole.

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            "Material Contracts" shall have the meaning set forth in Section
3.2.13.

            "Merger" shall mean the meaning set forth in Section 2.1.1.

            "Merger Consideration" shall have the meaning set forth in Section 2.1.7.

            "Merger Sub" shall have the meaning set forth in the preamble.

            "Names" shall have the meaning set forth in Section 10.1.

            "New Plan" shall have the meaning set forth in Section 4.1.3(a).

            "Noncompete Agreement" shall mean the agreement substantially in the form attached hereto as Exhibit A to be executed and delivered by CEI and CEX as of the Closing.

            "Permits" shall mean all licenses, permits, waivers and other governmental authorizations including fuel permits, operating authorities (including any necessary DOT or ICC operating authorities), state operating licenses or registrations and other interstate or intrastate regulatory licenses or authorizations.

            "Permitted Encumbrances" means (a) such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or, if commenced, as to which any such proceedings are being contested in good faith or for which adequate reserves are set aside on the books and records of the Company: (i) liens for taxes, assessments and governmental charges not yet due and payable; (ii) encumbrances in the nature of materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (b) survey exceptions, easement agreements and other encumbrances on or exceptions to title to real property that (i) do not result from the incurrence of any indebtedness and (ii) do not materially affect the value or the use of such property for its present purposes; and (c) zoning restrictions and other limitations imposed by any authority having jurisdiction over real property.

            "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, Governmental Authority or other entity.

            "Personal Property" shall have the meaning set forth in Section 3.2.11(b).

            "Plan Obligations" shall have the meaning set forth in Section 4.3.4(a).

            "Plans" shall have the meaning set forth in Section 3.2.21(a).

            "Proceeding" shall have the meaning set forth in Section 4.3.4(c).

            "Promissory Notes" shall mean the Short-Term Note, the Long-Term Note and the Convertible Note.

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            "Real Property" shall have the meaning set forth in Section
3.2.11(a).

            "Redemption Notices" shall have the meaning set forth in Section 3.1.14.

            "Registration Rights Agreement" shall mean the agreement to be executed and delivered by the parties substantially in the form of the registration rights agreement to be entered into between Buyer and Bayview, or other subordinated lender loaning funds to Buyer or the Company in connection with the Merger, and in form reasonably satisfactory to CEX.

            "Representatives" of any Person shall mean its officers, directors, employees, shareholders, partners, members, agents, advisors and representatives and the heirs, executors, successors or assigns of the foregoing.

            "Required Consents" shall have the meaning set forth in Section
3.2.5.

            "Security Agreements" shall mean those agreements substantially in the forms attached as Exhibit I and Exhibit J to be executed and delivered by the parties hereto or their Affiliates as of the Closing.

            "Settlement Date" shall mean, for purposes of Section 2.2, (i) in the event Buyer timely delivers a written notice of objections pursuant to
Section 2.2.5, (x) in the case of an adjustment pursuant to Section 2.2.2, the date on which CEX and Buyer, or the Expert to whom the matter is submitted, as the case may be, resolve(s) any disagreement with respect to the Final Effective Date Balance Sheet or (y) in the case of an adjustment pursuant to Section 2.2.3, the date on which CEX and Buyer, or the Expert to whom the matter is submitted, as the case may be, resolve(s) any disagreement with respect to the Cash Reconciliation Report, or (ii) in the event Buyer does not deliver a written notice of objections pursuant to Section 2.2.5, the last day on which Buyer could timely deliver such notice to CEX.

            "Shareholder's Equity" shall have the meaning set forth in Section 2.2.1.

            "Short-Term Note" shall have the meaning set forth in Section 2.1.7(b).

            "Subsidiary" of any Person shall mean any corporation or other Person, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or other similar governing body of such corporation or other Person is directly or indirectly owned or Controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. Notwithstanding anything in this Agreement to the contrary, (i) no Person that is not Controlled by another Person shall be deemed to be a Subsidiary of such other Person, and (ii) the Trucking Subsidiaries shall not be deemed to be Subsidiaries or former Subsidiaries of the Company, but shall instead be deemed to be Continuing Affiliates.

            "Surviving Corporation" shall have the meaning set forth in Section 2.1.1.

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            "Tax Sharing and Indemnification Agreement" shall mean the agreement substantially in the form attached hereto as Exhibit B to be executed and delivered by the parties hereto as of the Closing.

            "Transaction Representations" shall have the meaning set forth in
Section 9.1.

            "Transition Services Agreement" shall mean the agreement substantially in the form attached hereto as Exhibit C to be executed and delivered by the parties hereto as of the Closing.

            "Trucking Claims" shall mean the Liabilities of the Trucking Subsidiaries for workers compensation and auto liability claims arising prior to the Effective Date which have been assumed by the Company

            "Trucking Subsidiaries" shall mean Corporate Express Delivery Systems-Expedited, Inc., Corporate Express Delivery Leasing-Expedited, Inc., Red Arrow Corporation, R.A.C., Inc., Red Arrow Spotting Service, Inc., Red Arrow Warehousing, Inc., Red Arrow Trucking Co., and Rush Trucking, Inc. and Corporate Express Delivery Systems-Southeast, Inc., but in the case of the latter, only to the extent of the business activities of the former entities of General Transport Services, Inc. and Cross Town Cartage, Inc.

            "Warrants" shall have the meaning set forth in Section 3.1.4.

                                   ARTICLE II
                                 THE TRANSACTION

            SECTION 2.1 THE MERGER.

            Section 2.1.1 Subject to the terms and conditions of this Agreement, Merger Sub will be merged with and into the Company (the "Merger") at the Effective Time, whereupon the separate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

            Section 2.1.2 At the Closing, (i) the Company and Merger Sub will file with the Secretary of State of the State of Delaware a certificate of merger in form mutually acceptable to the parties, (ii) the parties will make all other filings or recordings required by Delaware Law in connection with the Merger, and (iii) Buyer will cause the Surviving Corporation to pay to CEX the Merger Consideration

            Section 2.1.3 The Merger shall become effective at the time (the "Effective Time") that the certificate of merger is duly filed with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth under Delaware Law. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

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            Section 2.1.4 The certificate of incorporation of Merger Sub in effect at and as of the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that, in the certificate of merger, the name of the Surviving Corporation shall be changed to "UST Delivery Systems, Inc."

            Section 2.1.5 The Bylaws of Merger Sub in effect at and as of the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

            Section 2.1.6 From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law,
(a) the directors of Merger Sub at the Effective time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

            Section 2.1.7 At and as of the Effective Time, the Company Shares shall be converted into the right to receive an aggregate amount equal to $62,500,000 (the "Merger Consideration") which amount, subject to adjustment pursuant to Section 2.2, Buyer shall cause the Surviving Corporation to pay to CEX at Closing as follows:

            (a) by payment to CEX of $43,000,000 in cash or immediately available funds;

            (b) by the execution and delivery to CEX of a promissory note of the Surviving Corporation in the principal amount of $7,500,000 in the form attached hereto as Exhibit D (the "Short-Term Note");

            (c) by the execution and delivery to CEX of a promissory note of the Surviving Corporation in the principal amount of $7,700,000, subject to adjustment as set forth in Section 2.2.1, in the form attached hereto as Exhibit E (the "Long-Term Note"); and

            (d) by the execution and delivery to CEX of a promissory note of the Surviving Corporation in the principal amount of $4,300,000 in the form attached hereto as Exhibit F (the "Convertible Note").

The Promissory Notes shall be subordinate to the debt obligations of the Company owing to GE and Bayview as set forth more completely in one or more Intercreditor Agreements, dated as of the Closing Date, among GE, Bayview and CEX (the "Intercreditor Agreements").

            Section 2.1.8 At and as of the Effective Time, each share of common stock of Merger Sub shall be converted into one share of common stock of the Surviving Corporation.

            SECTION 2.2 ADJUSTMENT OF THE MERGER CONSIDERATION.

            Section 2.2.1 On the Closing Date the Merger Consideration shall be increased or decreased on a dollar-for-dollar basis by an amount equal to the increase or decrease, as the case may be, in the Company's Shareholder's Equity on August 28, 1999 (the "Effective Date"), as compared to the Company's Shareholder's Equity as calculated from the Company's balance sheet as of July 3, 1999 (the "Beginning Balance Sheet"), a copy of which (together with the subject calculation) is attached hereto as Exhibit G. "Shareholder's Equity" shall mean, at any point in time, subject to Section
2.2.4 below, the total value of the Company's assets as reflected on its balance sheet for that date less the total amount of the Company's liabilities as reflected on its balance sheet for such date. For purposes of the Closing Date adjustment to the Merger Consideration, the parties shall use an estimated Effective Date balance sheet (the "Estimated Effective Date Balance Sheet"), which shall be prepared by CEX in a manner consistent with the preparation of the Beginning Balance Sheet. Any adjustment required by this Section 2.2.1 shall be made by increasing or decreasing, as the case may be, the principal amount of the Long-Term Note.

            Section 2.2.2 Within 10 business days after the Closing Date, CEX shall prepare and deliver to Buyer the final Effective Date balance sheet (the "Final Effective Date Balance Sheet"). The Merger Consideration, as adjusted and paid on the Closing Date, shall be increased or decreased on a dollar-for-dollar basis by the amount by which the Shareholder's Equity on the Final Effective Date Balance Sheet is greater than or less than the Shareholder's Equity on the Estimated Effective Date Balance Sheet (the "Final Adjustment Amount"). Any adjustment required by the calculation of the Final Adjustment Amount shall be made by increasing or decreasing, as the case may be, the principal amount of the Long-Term Note by amending the Long-Term Note (with any such amendment being effective as of the Closing Date) as appropriate within three business days following the Settlement Date.

            Section 2.2.3 Following the Effective Date and until the Closing Date, or, if requested by Buyer, until a date no later than five business days following the Closing Date, CEX will continue its established cash management practices with respect to the Company, including "sweeping" cash from the Company's accounts on a daily basis and advancing cash to the Company's payroll and disbursement accounts as needed to cover checks presented for payment. Not later than ten business days following the Closing, CEX shall present Buyer with a report indicating CEX's daily cash receipts from and disbursements to the Company subsequent to the Effective Date (the "Cash Reconciliation Report"). The net amount of all such receipts or disbursements as the case may be, for such period, shall decrease or increase, respectively, the Merger Consideration and shall, within three business days following the Settlement Date, be paid in cash or immediately available funds by Buyer or the Company to CEX, in the case of an increase in the Merger Consideration attributable to net cash disbursements, or to the Company by CEX, in the case of any decrease in the Merger Consideration attributable to net cash receipts.

            Section 2.2.4 The Beginning Balance Sheet, the Estimated Effective Date Balance Sheet and the Final Effective Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied to each of the three balance sheets, subject to the following parameters: (i) all inter-company debt owed to or by the Company and its Subsidiaries, on the one hand, and CEI and its Continuing Affiliates, on the other hand, shall be excluded as a liability from the determination of Shareholder's Equity and such debt will be forgiven or otherwise eliminated as of the Effective Date; (ii) consistent with the Section 338(h)(10) election required under the Tax Sharing and Indemnification Agreement, deferred income tax assets and liabilities and any income tax payables or receivables will be retained by CEX and thus not included on the balance sheets; (iii) as to those liabilities which are accrued on both the Beginning Balance Sheet and the Final Effective Date Balance Sheet which involve estimates of future liability including, without limitation, workers compensation, auto liability and litigation, no change in the amount of such accruals shall be made based on changes in estimates or methodology; and
(iv) all assets and liabilities of the Trucking Subsidiaries, other than the Trucking Claims, have been and shall be excluded from the balance sheets.

            Section 2.2.5 Buyer shall, within 15 business days of its receipt of
(i) the Final Effective Date Balance Sheet, and (ii) the Cash Reconciliation Report, deliver written objections thereto to CEX, failing which the Final Effective Date Balance Sheet and the Cash Reconciliation Report shall be deemed to have been agreed upon as delivered by CEX. If Buyer and CEX fail to reach agreement on Buyer's written objections within 15 business days from the date of Buyer's written notice of objections with respect to one or both of such items, PricewaterhouseCoopers, LLP, the independent auditors of CEX, and Buyer's independent auditors shall jointly select a third independent auditor of recognized national standing (the "Expert") to resolve the disagreement. The determination by such Expert shall be final and binding on the parties, and the Long-Term Note shall be amended as required by such determination (pursuant to Section 2.2.2). Buyer and CEX shall use their best efforts to cause such Expert to make its determination within 15 business days of its engagement. The fees and expenses of the Expert shall be borne equally by Buyer and the Company, on the one hand and CEX, on the other hand.

            Section 2.2.6 If an amendment of the Long-Term Note is required pursuant to the provisions of Section 2.2.2, the Company shall, and Buyer shall cause the Company to, issue within three business days of the Settlement Date, in replacement of the then existing Long-Term Note, a replacement note of like tenor, but reflecting the revised principal amount thereof.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

            SECTION 3.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to CEX as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

            Section 3.1.1 Due Organization. Buyer and Merger Sub are corporations duly incorporated, validly existing and in good standing, under the laws of their jurisdiction of incorporation.

            Section 3.1.2 Due Authorization. Buyer and Merger Sub have the full corporate power and authority to enter into and perform this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and Merger Sub, the consummation of transactions contemplated hereby and thereby, and the performance by Buyer and Merger Sub of all of their respective obligations under this Agreement and the Ancillary Agreements have been duly authorized and approved by Buyer and Merger Sub. This Agreement has been, and at Closing the Ancillary Agreements will be, duly executed and delivered by a duly authorized officer of Buyer and Merger Sub to the extent each is a party thereto.

            Section 3.1.3 Enforceability. This Agreement constitutes, and the Ancillary Agreements will constitute, the legal, valid and binding obligation of Buyer and Merger Sub, enforceable against Buyer and Merger Sub in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

            Section 3.1.4 No Conflict. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Buyer or Merger Sub, nor the consummation by Buyer or Merger Sub of the transactions contemplated hereby or thereby, will violate, conflict with or result in a breach of any of the terms, conditions or provisions of (a) Buyer's or Merger Sub's certificate of incorporation, as amended, by-laws, as amended, or other organizational instruments, (b) any Law applicable to Buyer or any of its Subsidiaries or any of their respective properties or assets, or (c) any order, writ, injunction, judgment or decree of any Governmental Authority or any arbitration award applicable to Buyer or its Subsidiaries or any of their respective properties or assets, except in the case of clauses (b) and (c) above, for such violations conflicts or breaches that in the aggregate, would not have a Material Adverse Effect on Buyer or to interfere with Buyer's or Merger Sub's ability to consummate this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

            Section 3.1.5 No Contract Conflict. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Buyer or Merger Sub, nor the consummation by Buyer or Merger Sub of the transactions contemplated hereby or thereby will conflict with, or result in a breach or give rise to a default or violation on the part of Buyer or any of its Subsidiaries under any obligation, lease, license, agreement, contract, plan, or other arrangement, which would be reasonably likely to have a Material Adverse Effect on Buyer or to interfere with Buyer's or Merger Sub's ability to consummate this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

            Section 3.1.6 No Litigation Conflict. There is no action, suit or proceeding pending or, to Buyer's knowledge, threatened against or affecting Buyer or any of its Subsidiaries or any of their respective properties or assets, at law or in equity, or before any Governmental Authority, which would be reasonably likely to have a Material Adverse Effect on Buyer or to interfere with Buyer's or Merger Sub's ability to consummate this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

            Section 3.1.7 Approvals. Except for (i) any required filings with the Interstate Commerce Commission (the "ICC") or the Department of Transportation (the "DOT"), and (ii) any required filings with or approvals from public service commissions or public utility commissions, no notice, filing, authorization, approval, order or consent of any Governmental Authority or any third party is required to be given, filed or obtained by Buyer or any of its Subsidiaries from any Governmental Authority or any third party in connection with the execution, delivery and performance by Buyer or Merger Sub of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

            Section 3.1.8 Buyer's Financial Capacity. Buyer has, and will have at all times prior to Closing, available to it adequate funds or written financing commitment letters, copies of which commitment letters have been provided to CEX (the "Commitment Letters") in place, (i) to consummate the transactions contemplated hereby and by the Ancillary Agreements and to perform its obligations hereunder and thereunder and (ii) to fund the post-Closing operations of the Company and its Subsidiaries. No bankruptcy proceedings are pending or contemplated by or threatened against Buyer or any of its Subsidiaries. Buyer is not insolvent and the execution of this Agreement, and the consummation of the transactions contemplated hereunder and under the Commitment Letters, will not render Buyer or the Company and its Subsidiaries insolvent or unable to pay their respective debts as they mature.

            Section 3.1.9 Access to Information. Buyer has had an opportunity to discuss the business, condition, management and financial affairs of the Company and its Subsidiaries with its management, and the opportunity to review in detail the properties, operations, liabilities, obligations, books, accounts, records, contracts and documents of the Company and its Subsidiaries; provided, however, that no investigation by Buyer shall impair the ability of Buyer to rely on the representations and warranties of CEX.

            Section 3.1.10 No Commissions. Except for Persons whose fees and expenses will solely be the obligation of Buyer, Buyer has not retained any broker, investment banker or other Person entitled to any commission or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.

            Section 3.1.11 SEC Reports and Financial Statements. Since June 30, 1998, Buyer has filed all forms, reports and other documents required to be filed by Buyer with the Securities and Exchange Commission (the "Commission"). As of their respective dates, the Buyer SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to such Buyer SEC Reports and, except to the extent that information contained in any Buyer SEC Report has been revised or superseded by a later Buyer SEC Report filed and publicly available prior to the date of this Agreement, none of the Buyer SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading on the dates that they were filed. The financial statements of Buyer included in the Buyer SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the Commission or as otherwise indicated in the notes thereto) and presented fairly in all material respects the consolidated financial position of the Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            Section 3.1.12 Capitalization.

            (a) At August 25, 1999:

                        (i) Buyer's authorized capital stock consisted of (A)
            75,000,000 shares of Buyer's common stock, $.004 par value ("Buyer's Common Stock"), of which 10,758,149 shares were issued and outstanding, and (B) 25,000,000 authorized shares of preferred stock, none of which are issued and outstanding.

                        (ii) There were outstanding stock options, warrants,
            rights or subscriptions to purchase an aggregate of 5,186,055 shares of Buyer's Common Stock.

            (b) As of the date hereof, other than as referred to in Section 3.1.12(a)(i) above and other than shares of Buyer's Common Stock issued in connection with the exercise of stock options or warrants after August 25, 1999, there are no outstanding shares of capital stock or other voting securities of Buyer.

            (c) As of the date hereof, except (i) for options issued since August 25, 1999 with an exercise price per share equal to the fair market value of Buyer's Common Stock on the grant date, (ii) for options referred to in
Section 3.1.12(a)(ii) above, and (iii) the warrants to be issued to Bayview on the Closing Date, there are no outstanding options, warrants, rights or subscriptions to purchase Buyer's Common Stock or other securities of Buyer convertible into or exchangeable for shares of Buyer's Common Stock.

            Section 3.1.13 No Contingencies to Closing. Buyer represents and warrants that (i) there are no contingencies to Buyer's ability to close the Merger, other than those set forth in the Commitment Letters, (ii) Buyer has delivered to CEX and its Representatives, and will from time to time delivery, promptly after receipt thereof by Buyer or its Representatives, copies of all commitment letters, information requests, documents (both drafts and final) and all written correspondence related thereto, (iii) Buyer has completed all required due diligence in connection with its evaluation of the Merger; provided, however, that the foregoing shall not prevent Buyer from conducting such additional investigations as may be required to verify the accuracy of CEX's representations and warranties set forth herein; and provided further that such additional investigations shall not modify or impair the rights of the parties under Sections 8.1.4 and 8.3, (iv) Buyer has obtained, based on the results of such due diligence, the approval of its board of directors to consummate the Merger, (v) no filing will be required under the HSR Act with respect to the Merger, and (vi) there are no consents required by Buyer which, if not obtained, would prevent Buyer from consummating the Merger.

            Section 3.1.14 Warrants. Buyer has outstanding warrants (the "Warrants") to acquire 2,227,749 shares of Buyer's Common Stock, which warrants
(i) are exercisable at a price of $1.75 per share of Buyer's Common Stock, and
(ii) are subject to a mandatory redemption provision whereby Buyer has the right, upon thirty days' written notice to the Warrant holders, to purchase the Warrants if the Warrants remain unexercised at the expiration of such 30-day period. Any conditions precedent to Buyer's exercise of its mandatory redemption rights under the Warrants have been satisfied and Buyer's board of directors has approved the delivery of any required redemption notices (the "Redemption Notices") to the Warrant holders immediately upon the public announcement of the Merger.

            SECTION 3.2 CEX'S REPRESENTATIONS AND WARRANTIES. CEX hereby represents and warrants to Buyer as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, except as set forth on the Company Disclosure Schedule:

            Section 3.2.1 Due Organization. CEX and the Company are corporations duly incorporated, validly existing and in good standing, under the laws of their jurisdiction of incorporation. Each of the Subsidiaries of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, except for those Subsidiaries identified as inactive on Schedule 3.2.7. The Company and each of its Subsidiaries is qualified to do business in each jurisdiction in which the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

            Section 3.2.2 Due Authorization. Subject to Section 5.2.5, each of CEX and the Company has the full corporate power and authority to enter into and perform this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. Subject to Section 5.2.5, the execution and delivery of this Agreement and the Ancillary Agreements by CEX and the Company, and the performance by CEX and the Company of all of their obligations under this Agreement and the Ancillary Agreements have been duly authorized and approved by CEX and the Company. This Agreement has been, and at Closing the Ancillary Agreements will be, duly executed and delivered by duly authorized officers of CEX and the Company, as the case may be.

            Section 3.2.3 Enforceability. This Agreement constitutes, and the Ancillary Agreements will constitute, the legal, valid and binding obligation of CEX and the Company enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

            Section 3.2.4 No Conflict. Neither the execution and delivery of this Agreement or the Ancillary Agreements by CEX and the Company, nor the performance by CEX and the Company of their respective obligations hereunder or thereunder, will violate, conflict with or result in a breach of any of the terms, conditions or provisions of (a) CEX's, the Company's or any of the Company's Subsidiary's Certificate of Incorporation or Articles of Incorporation, as the case may be, as amended, by-laws, as amended, or other organizational documents, (b) any Law applicable to CEX, the Company or any of its Subsidiaries or any of their respective properties or assets, or (c) any order, writ, injunction, judgment or decree of any Governmental Authority or any arbitration award applicable to CEX, the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (b) and (c) above, for such violations, conflicts or breaches that, in the aggregate would not have a Material Adverse

Effect on the Company or interfere with CEX's or the Company's ability to consummate this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

            Section 3.2.5 No Contract Conflict. Subject to obtaining the consents set forth on Schedule 3.2.5 (the "Required Consents"), neither the execution and delivery of this Agreement or the Ancillary Agreements by CEX and the Company, the performance by CEX and the Company of its respective obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in a breach of, or constitute a default under any obligation, lease, license, agreement, contract or plan, except for such conflicts, breaches and defaults that would not have a Material Adverse Effect on the Company or materially interfere with CEX's, the Company's or any of its Subsidiaries' ability to consummate this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

            Section 3.2.6 Approvals. Except for (i) any required filings with or approvals from the ICC or the DOT, (ii) any required filings with or approvals from public service commissions or public utility commissions, and (iii) those notices, filings, authorizations, approvals, orders or consents set forth on
Schedule 3.2.6, no material notice, filing, authorization, approval, order or consent of any Governmental Authority is required to be given, filed or obtained by CEX, the Company or any of its Subsidiaries from any Governmental Authority in connection with the execution, delivery and performance by CEX or the Company of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

            Section 3.2.7 Title to Stock.

            (a) CEX has good and valid title to the Company Shares, free and clear of any Encumbrance, and has the right, power, authority and capacity to sell and transfer the Company Shares to Buyer in the manner provided herein, free and clear of any Encumbrance. At the Closing, Buyer will receive good and valid title to the Company Shares, free and clear of any Encumbrance (other than Encumbrances arising from acts or omissions of Buyer). The Company Shares are not subject to any voting trust or voting agreement, nor is any proxy in effect with respect to any of the Company Shares. The Company Shares represent all of the issued and outstanding shares of capital stock of the Company of any class.

            (b) The Subsidiaries of the Company are identified on Schedule 3.2.7, which also sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interest owned by the Company or by another Subsidiary of the Company, in each case identifying the stock or equity owners. With respect to the shares of capital stock issued by the Subsidiaries of the Company, the Company owns beneficially and of record all of such shares of stock, free and clear of any Encumbrance. Except for the Subsidiaries of the Company identified on Schedule 3.2.7, the Company has no equity interest in any corporation, partnership, limited liability company or other entity.

            Section 3.2.8 Capitalization. The authorized capital stock of the Company consists of 3,000 shares of common stock, par value $.001 per share, of which one share has been issued and is outstanding. All of the issued and outstanding shares of common stock of the Company and each of its Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are not subject to any preemptive rights. None of CEX, the Company or any of its Subsidiaries is a party to any outstanding subscriptions, contracts to purchase or issue capital stock or other securities, conversion privileges, options, warrants or rights of any kind, with respect to the purchase, sale or voting of the capital stock of the Company or any of its Subsidiaries.

            Section 3.2.9 Articles of Incorporation, Bylaws. The Articles of Incorporation and By-Laws of the Company and its Subsidiaries, as amended, which have been made available to Buyer for its inspection are complete and correct, have not been amended further and are in full force and effect.

            Section 3.2.10 Financial Statements. Attached as Schedule 3.2.10A are the audited combined financial statements of the Company and its Subsidiaries, and the related combined statements of operations, cash flows and stockholders' equity of the Company as of and for the periods ended January 30, 1999, January 30, 1998 and March 1, 1997 (the "Audited Financial Statements"), and an internal statement of operations and balance sheet for the six-month period ended July 31, 1999 (the "Internal Financial Statements"). The Audited Financial Statements and, except as set forth on Schedule 3.2.10B, the Internal Financial Statements present fairly in all material respects the assets, liabilities, and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles.

            Section 3.2.11 Property.

            (a) Schedule 3.2.11A lists all material real property interests owned or leased by the Company or any of its Subsidiaries as of the date hereof (the "Real Property"). True and complete copies of all real property leases, as amended to date, have been delivered or made available to Buyer. The Company or one of its Subsidiaries has such title or leasehold interest to the Real Property as is necessary to permit the operation of such properties, substantially in the manner such properties are operated by the Company and its Subsidiaries as of the date hereof, free and clear of any and all Encumbrances, except for any such failures and Encumbrances that would not reasonably be expected to have a Material Adverse Effect on the Company. CEX does not have Knowledge of any actual or proposed condemnation, requisition or taking by any public authority of any portion of the Real Property.

            (b) Except as set forth on Schedule 3.2.11B, the Company and each of its Subsidiaries has good and valid title to all equipment, machinery, motor vehicles, furniture, fixtures, computer hardware and other tangible personal property (collectively, "Personal Property") owned by it (including, without limitation, the assets referred to in the Financial Statements) and a good and valid leasehold interest in all Personal Property leased by it, in each case free and clear of any and all Encumbrances.

            Section 3.2.12 Intellectual Property. Schedule 3.2.12 lists all material patents, trademarks, service marks, trade names, copyrights and applications therefor owned by or registered in the name of the Company or any of its Subsidiaries as of the date hereof. Except as set forth on Schedule 3.2.12, to CEX's Knowledge, none of the Company or any of its

Subsidiaries is infringing, in any material respect, on any valid patent right, trademark, service mark, trade name or copyright of others, nor to CEX's Knowledge, are any such material valid rights owned by the Company or any of its Subsidiaries being infringed upon by any other party in any material respect, in any case, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect on the Company.

            Section 3.2.13 Material Contracts.

            (a) True and correct copies of all material written contracts (the "Material Contracts") to which the Company or its Subsidiaries is a party or by which their assets will be bound after the Closing were made available to Buyer in the Data Room or through the due diligence process. Except as otherwise set forth in Schedule 3.2.13A, to CEX's Knowledge, the Material Contracts are in full force and effect, are valid, binding and enforceable against the parties thereto, subject to equitable remedies and to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting creditor's rights generally. No default by the Company or any of its Subsidiaries or, to CEX's Knowledge, by the other contracting parties has occurred thereunder which would reasonably be expected to have a Material Adverse Effect on the Company. To CEX's Knowledge, no event, occurrence or condition exists which, with the lapse of time, or the giving of notice or both, would become a default by the Company, any of its Subsidiaries or by the other contracting parties thereunder, which would reasonably be expected to have a Material Adverse Effect on the Company.

            (b) Except as set forth on Schedule 3.2.13B, neither the Company nor any of its Subsidiaries is a party to or bound by any contract:

                        (i) prohibiting or limiting the ability of the Company
            or any of its Subsidiaries to (A) engage in any line of business, or
            (B) compete with any Person; or

                        (ii) to CEX's Knowledge, obligating the Company or any
            of its Subsidiaries to pay any Person any money (other than retention and sale incentive bonuses to employees of the Company or its Subsidiaries listed on Schedule 3.2.13B) as a result of the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby.

            Section 3.2.14 Labor Matters. Neither the Company nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement with a labor union or labor organization. Except as set forth in Schedule 3.2.14, there is no unfair labor practice or labor arbitration proceeding pending or, to CEX's Knowledge, threatened against the Company or the Subsidiaries relating to their business. To CEX's Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

            Section 3.2.15 Litigation. Except as set forth in Schedule 3.2.15,
(i) there are no actions, suits, audits or proceedings pending or, to CEX's Knowledge, threatened, against the Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect on the Company, and (ii) there are no outstanding judicial or administrative orders or decrees to which the Company or any of its Subsidiaries is subject, other than those applicable generally to the industry in which the Company and its Subsidiaries operate.

            Section 3.2.16 Environmental Compliance. Except as described on
Schedule 3.2.16, to the Knowledge of CEX:

            (a) The Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, except for violations or failures to comply which would not reasonably be expected to result in a Material Adverse Effect on the Company. None of CEX, with respect to the Company and its Subsidiaries, or the Company or any of its Subsidiaries has received any written notice of violation, cessation order, notice of fine or penalty, notice of proposed assessment or other written notice from any Governmental Authority that CEX, with respect to the Company and its Subsidiaries, or the Company or any of its Subsidiaries, is not in compliance with any Environmental Laws or Permits and which relate to any matters or conditions that are not, or have not been, resolved as of the date hereof except for such matters or conditions which, if not resolved as of the date hereof, would not reasonably expected to result in a Material Adverse Effect on the Company.

            (b) There have been no releases of Hazardous Substances by any of the Company or any of its Subsidiaries on, in, under or over the Company Properties, except (i) in accordance with a valid Permit or (ii) for such releases that would not reasonably be expected to result in a Material Adverse Effect on the Company.

            (c) None of the Company Properties is used to produce, manufacture, process, generate, store, use, handle, recycle, treat, dispose of, manage, ship or transport Hazardous Substances, other than as customary in the normal course of operations of the type conducted or previously conducted on such real property and except for any such activities that would not reasonably be expected to have a Material Adverse Effect on the Company.

            (d) None of the Company or any of its Subsidiaries has received notice from any Governmental Authority that it is a "potentially responsible party" under Section 107 of CERCLA for any matter or matters that has not been or will not be resolved as of the Closing Date which, if not resolved as such date, would reasonably be expected to result in a Material Adverse Effect on the Company.

            (e) There is no Environmental Claim pending or, to CEX's Knowledge, threatened against the Company or any of its Subsidiaries or against any Person or entity whose liability for such Environmental Claim has been contractually retained or assumed by the Company or any of its Subsidiaries, except for Environmental Claims that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. To CEX's Knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any Person or entity whose liability for such Environmental Claim has been contractually retained or assumed by the Company or any of its Subsidiaries, except for Environmental Claims that would not reasonably be expected to have a Material Adverse Effect on the Company.

            Section 3.2.17 Absence of Changes or Events. Except as may be set forth in Schedule 3.2.17, since July 3, 1999, none of the Company or any of its Subsidiaries has:

            (a) declared, set aside, or paid any dividend or distribution to its stockholders in respect of their shares of capital stock, other than any of the foregoing declared, set aside or paid by any of the Company's Subsidiaries to the Company;

            (b) except in the ordinary course of business, incurred or committed to incur (i) any single capital expenditures in an amount in excess of $50,000 or (ii) aggregate capital expenditures in an amount in excess of $100,000;

            (c) made any change in its authorized or actual capitalization;

            (d) except in the ordinary course of business or in connection with the settlement of intercompany transactions, sold or transferred any assets or properties for consideration with a value in excess of $50,000 individually or $100,000 in the aggregate;

            (e) suffered any damage, destruction or casualty loss not covered in all material respects by insurance which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company;

            (f) increased the salary or severance or termination pay payable to any employee or increased any benefit plan obligations, other than (A) raises and compensation adjustments in the ordinary course of business, and (B) increases for which the Buyer, the Company or any of its Subsidiaries will not be responsible;

            (g) amended its Certificate of Incorporation or By-Laws or taken any action in contemplation of an amendment to such Certificate of Incorporation or By-Laws or in contemplation of its liquidation of dissolution; or

            (h) entered into an agreement to do any of the foregoing.

            Section 3.2.18 Compliance with Laws. To the Knowledge of CEX, except as provided on Schedule 3.2.18 hereto, the Company and its Subsidiaries are in compliance with all Laws of all Governmental Authorities applicable to its business, operations and assets, except for such failures to comply that would not reasonably be expected to have a Material Adverse Effect on the Company.

            Section 3.2.19 Licenses, Permits, Approvals. The Company or one or more of its Subsidiaries possess all Permits which are required in order to operate its businesses as currently operated, other than those which the failure to possess would not reasonably be expected to have a Material Adverse Effect on the Company.

            Section 3.2.20 Insurance. To CEX's Knowledge, Schedule 3.2.20 lists all policies of fire, liability, or other material forms of third party insurance issued in the name of the Company or any of its Subsidiaries. Buyer acknowledges that such insurance policies will not be available to the Company and its Subsidiaries after the Closing.

            Section 3.2.21 Employee Benefit Plans. To CEX's Knowledge and except as set forth on Schedule 3.2.21:

            (a) Schedule 3.2.21 lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all deferred compensation, bonus, incentive compensation, equity-based, severance and fringe benefit plans, arrangements or agreements, in effect as of the date hereof, with respect to which contributions, premiums or other payments are made or required to be made by the Company or any of its Subsidiaries with respect to any current or former employees of the Company or any of its Subsidiaries (the "Plans"). Schedule
3.2.21 identifies each Plan as either (i) a Plan maintained by the Company or one of its Subsidiaries ("Company Plan") or (ii) a Plan maintained by CEI or any of its ERISA Affiliates (other than the Company or any of its Subsidiaries), but under which the Company or any of its Subsidiaries is a participating employer ("CEI Plan"). The employees of the Company in Australia, Canada, and the United Kingdom participate in government sponsored, mandated and administered plans pursuant to the laws of their applicable jurisdiction (each a "Foreign Plan").

            (b) With respect to the Plans, such Plans are in compliance, in all material respects, with applicable Laws, except where non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company.

            (c) Each Company Plan, which is intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service. Each Foreign Plan that is required to be qualified or registered with any governmental authority as a condition to the receipt of favorable tax treatment under the laws of a foreign country or otherwise, has been so qualified or registered, and nothing has occurred that would allow the qualification or registration to be revoked with respect to any Foreign Plan, except for revocations that would not reasonably be expected to have a Material Adverse Effect on the Company.

            (d) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Affiliates with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No Plan is a single-employer plan within the meaning of
Section 4001(a)(15) of ERISA. Further, to CEX's Knowledge, no defined benefit is provided under any Foreign Plan.

            (e) No withdrawal liability under Subtitle E of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Affiliates with respect to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No Plan is a multiemployer plan within the meaning of Section 4001(a)(3).

            (f) No action, suit or proceeding with respect to the administration of any Company Plan (other than routine claims for benefits) is pending or threatened that would reasonably be expected to have a Material Adverse Effect on the Company. Each Company Plan that is a "group health plan" (as defined in Section 607(1) of ERISA and Section 5000(b)(1) of the Code), has complied with the requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code ("COBRA"), except where non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company.

            (g) No "prohibited transaction" has occurred with respect to any Plan, and no breach of fiduciary duty has occurred with respect to any Plan which may have a Material Adverse Effect on the Company.

            (h) No Plan which provides life insurance or medical benefits provides such benefits to former employees except as required by COBRA.

            (i) No Plan contains any provision (including any provision in any summary plan description or other document) that would prohibit the Company from amending or terminating such Plan (or discontinuing its status as a participating employer under such Plan), or contains any provision that would require an additional contribution or the payment of additional compensation or other consideration as a condition to termination of the Plan, or otherwise impose any liability on the Company as a result of termination of the Plan, except for benefits accrued prior to termination or except as otherwise required under ERISA or the Code.

            (j) All contributions (including all employer contributions and employee pay reduction contributions) which are due have been paid to each Plan. Further, the Company and each of its Subsidiaries have at all times satisfied all contribution obligations to all applicable government sponsored pension, health or welfare programs in all foreign countries in which it has operations (e.g., the Canada Pension Plan).

            Section 3.2.22 No Commissions. Except for Deutsche Banc Alex. Brown Incorporated, whose fees and expenses are the obligation of CEX, and for other Persons whose fees and expenses will solely be the obligation of CEX, none of CEX or the Company has retained any broker, investment banker or other Person entitled to any commission or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE IV
                            COVENANTS AND AGREEMENTS

            SECTION 4.1 COVENANTS AND AGREEMENTS OF BUYER. Buyer further covenants and agrees that:

            Section 4.1.1 Confidentiality. The provisions of the Confidentiality Agreement, dated as of March 30, 1999, between Buyer and CEX (the
"Confidentiality Agreement") shall survive the execution and delivery of this Agreement and shall apply to any information regarding the

Company or any of its Subsidiaries disclosed to or obtained by Buyer, any of its Affiliates or any of their respective businesses or operations.

            Section 4.1.2 Covenants in Connection With the Merger. Without limiting the obligations of any party pursuant to the Confidentiality Agreement, in the event that the contemplated transactions under this Agreement are not consummated for any reason, Buyer will promptly, upon the request of CEX or the Company, deliver to CEX a certification that all such confidential information disclosed to or obtained by Buyer, its Affiliates or their respective Representatives has been destroyed or returned to CEX. After the Closing, except as otherwise provided herein, Buyer shall be free to disclose any Evaluation Material (as defined in the Confidentiality Agreement) to the extent such Evaluation Material relates exclusively to the Company and its Subsidiaries.

            Section 4.1.3 Employee Benefit Matters.

            (a) Prior to the Closing and effective no later than the Closing, CEX shall spin off that part of the CEI 401(k) Retirement Plan which holds the accounts of the current and former employees of the Company and its Subsidiaries (and their beneficiaries) and shall cause the Company to sponsor such spun-off plan (the "New Plan"). After the Closing, Buyer agrees to sponsor the New Plan or to cause the Company to continue to sponsor the New Plan for a period of at least six months. Buyer may, in its sole discretion and subject to applicable law, merge the New Plan into another 401(k) plan maintained by the Buyer or an Affiliate, and, to the extent permitted by applicable law, such 401(k) plan will be considered to be comparable to the New Plan (even if such plan provides different contribution rates or investment options than the New Plan). CEX shall not enter into any contract with any service provider with respect to the New Plan that cannot be terminated at will without penalty to the Company. Further, CEX shall not cause any investment option to be made available under the New Plan that includes any provision for a back-end load, surrender charge or other termination penalty in the event such investment option is discontinued under the New Plan.

            (b) Buyer shall, or shall cause the Company to, make available to current employees of the Company and its Subsidiaries immediately prior to the Closing (and their beneficiaries) coverage under welfare benefit plans which, in the aggregate, is comparable to the coverage being received by such employees under welfare benefit plans immediately prior to Closing. With respect to such employees (and their beneficiaries), Buyer shall, or shall cause the Company to, waive any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Buyer, or Company, and, for the plan year in which the Closing occurs, shall give each such employee credit toward applicable deductibles and annual out-of-pocket limits for expenses incurred during such plan year prior to the Closing. With respect to any employee (or beneficiary) who loses coverage under the group health plan maintained by CEI as a result of the transaction contemplated in this Agreement, CEI shall provide, or shall cause to be provided, continuation coverage under COBRA for each electing employee (or beneficiary). Without limiting the generality of the foregoing, effective as of the Closing, Buyer and the Company shall be responsible and liable for providing the appropriate COBRA notices to the current employees of the Company and its Subsidiaries (and their beneficiaries) who experience a "qualifying event" on or after the Closing and for providing (or continuing to provide) coverage required under COBRA with respect to employees (whether current or former) of the Company and its Subsidiaries (and their beneficiaries) who experience a "qualifying event" before, on or after the Closing.

            Section 4.1.4 Other Obligations of Buyer. After the Effective Date, Buyer shall be responsible for (i) any necessary restructuring costs, (ii) any severance costs due the Company's employees as of and after the Effective Date (except for payments to be made by CEX pursuant to Section 4.2.3(c)), (iii) all health insurance claims of the Company's employees as of and after the Effective Date, whether or not claims have been filed as of the Effective Date, and (iv) any and all operating costs and other obligations of the Company, including, without limitation, any and all payroll, insurance (worker's compensation, auto liability, etc.) and lease obligations of the Company. Any such items paid by CEX shall be for the account of Buyer.

            SECTION 4.2 COVENANTS AND AGREEMENTS OF CEX AND THE COMPANY. CEX and the Company further covenant and agree that until the Closing:

            Section 4.2.1 Access to Information. The Company shall afford Buyer access, during normal business hours and upon reasonable notice, to all of the books, records, agreements and management of the Company for purposes consistent with the provisions and intent of this Agreement; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Company or of CEX, and provided further CEX shall allow Buyer and its representatives full access.

            Section 4.2.2 Ordinary Course of Business. Except as otherwise contemplated by this Agreement, as necessary to effect the transactions contemplated by this Agreement or as set forth on Schedule 4.2.2, the Company shall not enter into any material transaction outside of its ordinary course of business without the consent of Buyer, including (i) the sale, issuance or transfer of any of its capital stock, (ii) the borrowing from third parties of money, (iii) the entering into or amending of compensation arrangements with any employees, directors or officers of the Company, other than raises or compensation adjustments in the ordinary course of business, (iv) the acquisition or accrual of capital assets having an individual cost in excess of $25,000, or an aggregate cost in excess of $100,000 or incur any liability in excess of $50,000, (v) the merger or consolidation with any Person, or (vi) entering into communications regarding this transaction with customers, employees or vendors of the Company. Except as contemplated herein, the Company shall use efforts consistent with the ordinary course of business to preserve substantially intact its business, operations, assets and present relationships with its customers, suppliers and employees.

            Section 4.2.3 Intercompany Accounts; Cash Accounts; Other Matters.

            (a) All intercompany accounts providing for the payment of any amounts between the Company and its Subsidiaries, on the one hand, and CEX and the Continuing Affiliates, on the other hand, shall as of the Effective Date be settled by way of (i) offset to the intercompany account, or (ii) dividend to the extent of retained earnings and then a return of capital if the amount is a receivable on the Company's or applicable Subsidiary's books, or as an increase of paid-in capital if the amount is a payable on the Company's or applicable

Subsidiary's books as of the Closing Date, with no cash payments being made. Intercompany indebtedness attributable after the Effective Date to cash receipts from the Company by CEX and cash disbursements by CEX to the Company shall be settled in the manner provided in Section 2.2.3.

            (b) Except as otherwise expressly contemplated by this Agreement and the agreements executed and delivered in connection herewith or as set forth on
Schedule 4.2.3, all agreements, arrangements and understandings between the Company, its wholly owned Subsidiaries, on one hand, and CEX and the Continuing Affiliates, on the other hand, whether or not in writing, shall automatically be terminated and of no further force and effect, as of the Closing Date (notwithstanding any contrary provision therein), and no Person shall have any rights or claims under or in connection with any of the foregoing, including as a result of any actions or inactions or alleged actions or inactions prior to the Closing Date.

            (c) CEX shall continue to fund CEX-approved operating and restructuring costs for the Company through the Effective Date and shall pay all retention and sale incentive bonuses to the Company's employees when due under the CEX instituted retention and sale incentive plans (including, without limitation, the plans listed on Schedule 3.2.13B) and all such payments shall be for the account of CEX.

            SECTION 4.3 CONTINUING JOINT COVENANTS AND AGREEMENTS.

            Section 4.3.1 Consents of Others. Each party shall use its reasonable efforts prior to the Closing to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate with the other in connection with the foregoing, to obtain all authorizations, consents and permits required of them to permit them to consummate the transactions contemplated by this Agreement; provided that as to consents, CEX's and the Company's obligations shall be limited to the Required Consents. Neither CEX, the Company nor Buyer shall be required to file any lawsuit or take other legal action as against any third party, make any amendment thereof or waive any rights thereunder, or pay any amount, agree to any restriction or assume any obligation in connection therewith and CEX, the Company and Buyer shall have no liability from any failure to obtain any consent with respect to any Required Consents.

            Section 4.3.2 Financing. Buyer shall take all steps necessary to obtain the financing necessary to consummate the Closing and the transactions contemplated hereby in accordance with the terms of this Agreement. Buyer agrees that it shall (i) immediately upon the public announcement of the Merger, issue a mandatory redemption notice for 100% of the Warrants, and shall cause 100% of the cash proceeds received by the Buyer from the exercise of the Warrants to be applied to the mandatory prepayment of the Short-Term Note (which amount shall be applied first to the payment of accrued interest, with the balance applied in reduction of principal), and (ii) immediately following the Closing, Buyer shall use its reasonable best efforts to promptly obtain the credit facility previously offered to Buyer by GE of up to $10 million secured by a first lien on the property, plant and equipment of the Company and its Subsidiaries and, as soon as possible, draw on such facility in an amount sufficient to prepay the remaining outstanding balance due on the Short-Term Note. In the event that GE fails or refuses to make such credit facility available, Buyer shall use its reasonable best efforts to obtain similar financing from another asset-based lender in order to prepay the Short-Term Note.

            Section 4.3.3 Publicity. During the period prior to the Closing, the parties shall consult in advance of all public announcements in respect of the subject matter of this Agreement and, except as required by Law or regulations of the SEC or any securities exchange, Buyer shall not issue any announcement of or concerning the transactions contemplated by this Agreement without the prior written consent of CEX. Except for such announcements and except as required by Law or regulation of the SEC or any securities exchange, Buyer shall not disclose the existence or terms of the transactions contemplated hereby without the prior written consent of CEX.

            Section 4.3.4 Guarantees.

            (a) Replacement of Guarantees. Prior to the Closing, Buyer shall cooperate with CEX, and at the request of CEX shall use its reasonable best efforts, in order to cause itself, the Company or one or more of their respective Affiliates to be substituted in all respects for CEX or any Continuing Affiliate, effective as of the Closing, in respect of all Liabilities and other obligations of CEX and any Continuing Affiliate under any guarantees, equipment leases, indemnities, letters of credit, letters of comfort, surety bonds, bid bonds, performance bonds and other obligations obtained or issued by CEX or any of the Continuing Affiliates, or by which CEX or any of its Continuing Affiliates is bound, for the benefit of the Company or any of its Subsidiaries, including but not limited to the guarantees, equipment leases, indemnities, letters of credit, letters of comfort, surety bonds, bid bonds, performance bonds and other obligations set forth in Schedule 4.3.4 (collectively, the "Guarantees"), and to cause CEX and its Continuing Affiliates to be fully released and discharged with respect thereto. Buyer shall not, however, be required to obtain the release of the letters of credit and surety bonds pertaining to the consolidated worker's compensation or auto liability insurance programs administered by CEI for the joint benefit of the Company and the domestic Continuing Affiliates (the portion of such letters of credit or surety bonds attributable to workers compensation and auto liability of the Company and its Subsidiaries is hereinafter referred to as the "Plan Obligations"). CEX shall keep the Plan Obligations in place to the extent required by the administrators of such plans; provided, however, that if any one or more of the Plan Obligations is not released upon the stated maturity thereof, Buyer shall pay (on or before the renewal date) the cost associated with the renewal of such Plan Obligations. If some or all of the Guarantees have not been replaced with guarantees of Buyer in a manner satisfactory to CEX at the Closing, Buyer shall (i) continue to use reasonable best efforts post-Closing to replace such Guarantees (other than the Plan Obligations) and to cause CEX and the Continuing Affiliates to be fully released and discharged from such Guarantees (other than the Plan Obligations), (ii) to the extent such Guarantee is an Equipment Lease (as defined below) take such action as is set forth in clause (b) below, and (iii) indemnify CEX and its Continuing Affiliate with respect to such Guarantees pursuant to Section 4.3.4(c) below. Post-Closing, Buyer and CEX shall continue to use all reasonable efforts to obtain the release of CEX and its Continuing Affiliates from the Guarantees (other than the Plan Obligations) as soon as possible, but in no event shall such Guarantees be allowed to remain outstanding beyond one year from the date of Closing. Notwithstanding the foregoing provisions of this Section 4.3.4(a), Buyer will not contact any party to any Guarantee or any underlying obligation without the prior consent of CEX, such consent not to be unreasonably withheld. Notwithstanding the foregoing, neither Buyer nor the Company or any of its Subsidiaries shall have any obligation to secure replacement Guarantees or Plan Obligations with respect to any portion of the expiring Plan Obligations that relate to post-Closing assets or Liabilities of CEX or the Continuing Affiliates.

            (b) Treatment of Equipment Leases. In the event that Buyer is not able to effect the substitution of Buyer, the Company or any of their respective Affiliates for CEX or any of the Continuing Affiliates, and the full release and discharge of CEX and its Continuing Affiliates, with respect to some or all of the equipment leases listed in Schedule 4.3.4 (the "Equipment Leases"), as of the Closing, Buyer and the Company shall assume and be jointly and severally liable for all obligations and other Liabilities under any Equipment Lease which relates to any property leased for the benefit of the Company and its Subsidiaries (the "Equipment Lease Obligations") and shall make the lease payments related to such Equipment Lease Obligations in the ordinary course of business and shall be liable for all liabilities and obligations related thereto, unless and until the Company's payments are rejected by the applicable Lessor, in which case Buyer and the Company agree to provide CEX with immediately available funds at least two business days prior to the date any Equipment Lease Obligation payment (including Equipment Lease Obligations relating to payments due upon termination of any Equipment Lease, payments arising in connection with restoration or disposition of any equipment subject to any Equipment Lease, or payments arising in respect of any other obligation pursuant to any Equipment Lease) is due under any Equipment Lease so that CEX can make payments to the respective obligees thereof. In lieu of the foregoing Buyer may elect to have CEX acquire such equipment from the lessor on behalf of the Company and Buyer and the Company hereby agree to provide CEX with immediately available funds in the full amount of the purchase price for such equipment at least two business days prior to CEX's purchase of such equipment. CEX and its Continuing Affiliates shall pay and perform all of their obligations under the Equipment Leases other than the Equipment Lease Obligations. Without limiting the foregoing, CEX and the Continuing Affiliates shall have no obligation to pay or perform any Equipment Lease Obligation under any Equipment Lease, and shall have no Liability to Buyer or the Company for any such failure to pay or perform any such obligation, unless CEX shall have timely received funds in accordance with this Section 4.3.4(b) sufficient to make such payment or satisfy such obligation. Buyer shall, and shall cause the Company and its Subsidiaries to, provide CEX with information regarding any material communications with any obligee under any Equipment Lease, including any communications relating to the condition or disposition of any equipment and the obligations of any party upon termination of any Equipment Lease, and shall permit CEX to participate in any dealings or negotiations pertaining to any of the foregoing. Buyer agrees that CEX or its Continuing Affiliate that is a party to any such Equipment Lease shall have all of the enforcement rights under such agreement against Buyer for Buyer's non-performance under such agreement that the third party to such agreement has against CEX or its Continuing Affiliate in the event of non-performance under such agreement.

            (c) Indemnification After Closing. Buyer and the Company shall jointly and severally indemnify and defend CEX and the Continuing Affiliates for and hold CEX and the Continuing Affiliates harmless from and against, and pay and reimburse CEX and the

Continuing Affiliates for, any and all Liabilities of CEX or Continuing Affiliates, as the case may be, in respect of any Plan Obligation or any Guarantee (including, without limitation, any Equipment Lease Obligation obtained or issued by CEX or any Continuing Affiliates, or by which CEX or any Continuing Affiliate is bound, on behalf of the Company or any of its Subsidiaries), including any of the foregoing (i) arising out of or relating to a payment by, or any other Liability of, CEX or any of the Continuing Affiliates under any such Guarantee, including any draw made by any beneficiary of any letter of credit or surety bond after the Closing Date or (ii) any action, suit, claim, investigation or proceeding, whether involving a court of law, administrative body, Governmental Authority, arbitrator, or alternative dispute resolution mechanism ("Proceeding") arising out of or relating to any such Guarantee. Any payment required to be made by Buyer and the Company under this
Section 4.3.4(c) shall be made within ten (10) business days of Buyer's receipt of written notice from CEX or any Continuing Affiliate describing in reasonable detail the amount then due. Amounts shall accrue interest at the default rate under the Long-Term Note from the date of payment by CEX or any Continuing Affiliate until the date of repayment.

            (d) Refund of Premiums. All funds in respect of premiums that are refunded by the issuer of any letter of credit, surety bond or other instrument constituting one or more of the Guarantees on account of the replacement by Buyer of such letter of credit, surety bond or other instrument as provided by this Section 4.3.4 shall be for the account of CEX and the Continuing Affiliates. In accordance with Section 7.7, Buyer shall pay over or cause the Company and its Subsidiaries to pay over to CEX any such refunds received by the Company or any of its Subsidiaries after the Closing promptly upon receipt of such refunds by the Company or such Subsidiary.

            (e) Third Party Beneficiaries. CEX and its Continuing Affiliates are intended third party beneficiaries of this Section 4.3.4 and shall have the right to enforce the benefits intended to be conferred upon each of them under this Section 4.3.4 as though they were parties to this Agreement.

            (f) No Amendment of Guarantees. Without limiting the foregoing, after the Closing, Buyer will not, and will not permit the Company or any of their respective Affiliates to, renew, extend, amend or supplement any loan, contract, lease or other obligation that is covered by one or more Guarantees without (i) providing CEX with evidence satisfactory to CEX that CEX's and its Continuing Affiliates' Guarantees have been fully released and discharged or
(ii) obtaining the prior written consent of CEX which may or may not be given in CEX's sole discretion.

            SECTION 4.4 EXCLUSIVITY. From the date hereof through the date this Agreement is terminated in accordance with Article VIII, neither CEX nor any of its Affiliates or Representatives, will solicit, encourage or discuss with, or supply any non-public information to, or enter into any agreement with any party other than Buyer in connection with any transaction involving (i) any merger or other business combination involving the Company, (ii) the acquisition of the Company or a material equity interest in or a material portion of the assets of the Company, or (iii) the dissolution, liquidation or spin-off of the Company.

                                   ARTICLE V
                      CONDITIONS PRECEDENT TO THE CLOSING

            SECTION 5.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligations of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment of all of the following conditions on or prior to the Closing Date (unless waived in writing in the sole discretion of Buyer):

            Section 5.1.1 Accuracy of Warranties and Performance of Covenants. The representations and warranties of CEX contained herein shall be accurate (i) in the case of those representations and warranties of CEX which are qualified by materiality thresholds, in all respects as if made on and as of the Closing Date, and (ii) in the case of those representations and warranties of CEX which are not qualified by materiality thresholds, in all material respects as if made on and as of the Closing Date, except in each case for inaccuracies which are attributable to matters arising in the ordinary course of business after the date hereof. Except in the case of the Transaction Representations made by CEX, the preceding condition shall be deemed to be satisfied unless any Losses reasonably anticipated to be caused by any inaccuracies, as determined pursuant to the preceding sentence, of the representations and warranties of CEX, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. CEX shall have performed all of its obligations and complied in all material respects with each and all of the covenants and agreements required to be performed or complied with on or prior to the Closing Date. CEX shall have delivered an Officer's Certificate confirming the matters in each of the foregoing sentences ("CEX's Bring Down Certificate"); provided, however, that such certificate may disclose any facts or circumstances which would cause any representations and warranties to be breached or inaccurate, in which case Buyer shall be entitled to elect not to consummate the transactions contemplated hereby as a result of any breach of any representation or warranty set forth therein if, and only if, Buyer is entitled to so elect pursuant to the first three sentences of this Section 5.1.1. If Buyer, nevertheless, decides to consummate the transactions contemplated hereby, the breach or inaccuracy of the representations and warranties described in CEX's Bring Down Certificate shall be deemed cured and may not be relied upon by Buyer to avoid any of its obligations hereunder, impose any liabilities or obligations upon CEX or any Continuing Affiliate or otherwise recover from CEX or any Continuing Affiliate with respect thereto and the Company Disclosure Schedule shall be automatically deemed amended as of the date hereof and as of the Closing Date to include any matters set forth on CEX's Bring Down Certificate. If Buyer decides not to consummate the transactions contemplated hereby, as a result of any breach of any representation or warranty pursuant to the first three sentences of this Section 5.1.1, this Agreement and the proposed transactions contemplated hereunder shall terminate, and each party hereto shall thereafter have no obligation or liability hereunder (other than pursuant to Sections 8.2 and 8.3). Buyer's sole and exclusive remedy, in law or in equity, for any claim related to or arising out of a failure of a condition or breach, whether in contract, tort or otherwise, shall be to refuse to complete the Closing under, and to terminate, this Agreement.

            Section 5.1.2 Approvals, Absence of Litigation. No suit or proceeding shall have been commenced by any Governmental Authority to restrain, enjoin or hinder, or to seek material damages on account of the consummation of the transactions herein contemplated.

            Section 5.1.3 Buyer's Receipt of the Closing Documents. Buyer shall have received from CEX the Closing documents referred to in Section 6.2.2.

            Section 5.1.4 Intercreditor Agreement. CEX, GE and Bayview shall have entered into Intercreditor Agreements reasonably acceptable to the parties providing for, among other things, the subordination of the Promissory Notes, the relative priority of the liens securing the indebtedness of the Company and other intercreditor matters.

            SECTION 5.2 CONDITIONS PRECEDENT TO CEX'S AND THE COMPANY'S OBLIGATIONS. The obligations of CEX and the Company to consummate the transactions contemplated hereby are subject to fulfillment of all of the following conditions on or prior to the Closing Date (unless waived in writing in the sole discretion of CEX):

            Section 5.2.1 Accuracy of Warranties and Performance of Covenants. The representations and warranties of Buyer contained herein shall be accurate in all material respects as if made on and as of the Closing Date. Buyer shall have performed in all material respects all of its obligations and complied in all material respects with each and all of the covenants and agreements required to be performed or complied with on or prior to the Closing. Buyer shall have delivered an Officer's Certificate confirming the matters in each of the foregoing sentences (the "Buyer's Bring Down Certificate"); provided, however, that such certificate may disclose any facts or circumstances which would cause any representations and warranties to be breached or inaccurate, in which case CEX shall be entitled to elect not to consummate the transactions contemplated hereby as a result of any breach of any representation or warranty set forth therein if, and only if, CEX is entitled to so elect pursuant to the first two sentences of this Section 5.2.1. If CEX, nevertheless, decides to consummate the transactions contemplated hereby, the breach or inaccuracy of the representations and warranties described in Buyer's Bring Down Certificate shall be deemed cured and may not be relied upon by CEX to avoid any of its obligations hereunder, impose any liabilities or obligations upon Buyer or the Company or otherwise recover from Buyer or the Company with respect thereto and Buyer's Schedules to this Agreement shall be automatically deemed amended as of the date hereof and as of the Closing Date to include any matters set forth on Buyer's Bring Down Certificate. If CEX decides not to consummate the transactions contemplated hereby, as a result of any breach of any representation or warranty pursuant to the first two sentences of this Section 5.2.1, this Agreement and the proposed transactions contemplated hereunder shall terminate, and each party hereto shall thereafter have no obligation or liability hereunder (other than pursuant to Sections 8.2 and 8.3). CEX's sole and exclusive remedy, in law or in equity, for any claim related to or arising out of a failure of a condition or breach, whether in contract, tort or otherwise, shall be to refuse to complete the Closing under, and to terminate, this Agreement.

            Section 5.2.2 Approvals, Absence of Litigation. No suit or proceeding shall have been commenced by any Governmental Authority to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

            Section 5.2.3 CEX's Receipt of the Closing Documents. CEX shall have received from Buyer the Closing documents referred to in Section 6.2.1.

            Section 5.2.4 CEX's Receipt of Specified Consents. The Required Consents shall have been obtained and shall be in full force and effect.

            Section 5.2.5 Board Approval. This Agreement and the transactions contemplated hereby shall have been approved by the board of directors of CEX.

            Section 5.2.6 Insurance Coverage. CEX shall have received from Buyer proof of fire, liability or other forms of insurance for the Company and its Subsidiaries and the business that, in the reasonable judgment of CEX, is sufficient for the business of the Company and its Subsidiaries, effective as of the Closing Date.

                                   ARTICLE VI
                                   THE CLOSING

            SECTION 6.1 THE CLOSING DATE. Subject to the terms of this Agreement, consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on September 9, 1999, or if the conditions to Closing shall not have been satisfied on such date, as promptly as practicable following the satisfaction or waiver thereof, but in no event later than September 15, 1999. As used herein, the "Closing Date" shall refer to the date of the actual Closing. The Closing shall be consummated at the offices of Faegre & Benson LLP at 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901, or such other place as the parties hereto shall mutually agree.

            SECTION 6.2 DELIVERIES AT THE CLOSING.

            Section 6.2.1 Buyer's Execution and Delivery of Documents and Payment. Buyer shall deliver, or execute and deliver, or cause to be executed and delivered, to CEX all of the following:

            (a) A certificate of valid existence and good standing of Buyer issued not earlier than 30 days prior to the Closing;

            (b) The certificate of merger required pursuant to Section 2.1.3 hereof;

            (c) Buyer's Bring Down Certificate;

            (d) A certificate certifying to CEX the incumbency of Buyer's officers and bearing the authentic signatures of all such officers who have executed this Agreement or any other agreement executed and delivered in connection herewith;

            (e) Payment to CEX of the amount provided in Section 2.1.7(a), by wire transfer of immediately available funds to a bank account designated by CEX;

            (f) The Promissory Notes, duly executed by the Company;

            (g) The Guaranty, duly executed by Buyer and by the Subsidiaries of the Company;

            (h) The Security Agreements duly executed by the Company and its Subsidiaries, as appropriate;

            (i) The Registration Rights Agreement, duly executed by the Buyer;

            (j) A receipt, duly executed by Buyer, acknowledging receipt of the certificates representing the Company Shares and establishing the time of the Closing;

            (k) The Tax Sharing and Indemnification Agreement, duly executed by Buyer;

            (l) The Transition Services Agreement, duly executed by Buyer;

            (m) The Exchange Agreement, duly executed by Buyer;

            (n) The written opinions of Faegre & Benson LLP, counsel to Buyer, and Buyer's general counsel, in form reasonably acceptable to CEX;

            (o) A certificate of the Chief Financial Officer of Buyer certifying to CEX that (i) the obligations of Buyer and the Company under Sections 4.3.4(b) and 4.3.4(c) will not conflict with or violate the terms and provisions of, or cause a default (either with notice or the lapse of time or both) under, any credit agreement or other agreement binding on Buyer or the Company, and (ii) as of the Closing Date (and without regard to any insurance maintained by CEX or its continuing Affiliates), the assets and activities of the Company and its Subsidiaries will be insured against all liabilities, claims and risks in coverage and amounts for which it is customary for companies similarly situated to be insured against; and

            (p) Without limitation by specific enumeration of the foregoing, all other documents and instruments reasonably required or requested by CEX to consummate the transactions contemplated hereby.

            Section 6.2.2 CEX's Execution and Delivery of Documents and Certificates. CEX shall deliver or execute and deliver, as the case may be, or cause to be delivered or executed and delivered to Buyer all of the following:

            (a) Certificates of valid existence and good standing of CEX, the Company and Subsidiaries (except for Subsidiaries identified as inactive on Schedule 3.2.7) issued not earlier than 30 days prior to the Closing;

            (b) The certificate of merger required pursuant to Section 2.1.3 hereof;

            (c) CEX's Bring Down Certificate;

            (d) A certificate certifying to Buyer the incumbency of CEX's officers and bearing the authentic signatures of all such officers who have executed this Agreement or any other agreement executed and delivered in connection herewith;

            (e) The resignations of all of the directors and officers of the Company and its Subsidiaries, to the extent requested by Buyer;

            (f) The Company's and, to the extent available, each of its Subsidiary's by-laws, minute books, leases and other contracts held by CEI, stock record books, all similar corporate records and all the seals of the Company and each of its Subsidiaries, if any, unless in the possession of the Company;

            (g) One or more certificates duly endorsed by CEX and in proper form for transfer to Buyer, or accompanied by duly executed stock powers, evidencing all of the Company Shares;

            (h) A receipt, duly executed by CEX, acknowledging receipt of payment for the Company Shares;

            (i) The Tax Sharing and Indemnification Agreement, duly executed by CEX;

            (j) The Transition Services Agreement, duly executed by CEX;

            (k) The Noncompete Agreement, duly executed by CEX;

            (l) The Security Agreements, duly executed by CEX;

            (m) The Registration Rights Agreement, duly executed by CEX;

            (n) The written opinions of Davis, Graham & Stubbs LLP, counsel to CEX, and CEX's general counsel, in forms reasonably acceptable to Buyer; and

            (o) Without limitation by specific enumeration of the foregoing, all other documents and instruments reasonably required or requested by Buyer to consummate the transactions contemplated hereby.

            SECTION 6.3 SIMULTANEOUS CLOSING. All actions taken at the Closing are to be part of a simultaneous transaction, and no action is to be considered completed until all actions necessary to be completed at the Closing have been completed.

                                  ARTICLE VII
                    POST-CLOSING AGREEMENTS AND OTHER MATTERS

            SECTION 7.1 POST-CLOSING AGREEMENTS. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article.

            SECTION 7.2 INSPECTION OF RECORDS. The Company shall maintain and make its books and records available for inspection by the other parties, or by their duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a period equal to any statutorily determined record retention period (but in no event less than eight
(8) years after the Closing) with respect to all matters related to the period prior to the Closing. As used in this Section, the right of inspection includes the right to make extracts or copies at the expense of the party requesting such extracts or copies.

            SECTION 7.3 MUTUAL ASSISTANCE. The parties shall cooperate with each other, and make available the reasonable assistance of their employees to each other at reasonable out-of pocket cost (including reasonable allocated costs of in-house counsel and other personnel), with respect to the defense or prosecution of any claims or litigation made or commenced by or against third parties subsequent to the Closing, including insurance and other cost recovery claims, rights, causes of action and chooses in action.

            SECTION 7.4 FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to effect the transactions contemplated hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement; provided, that, except as contemplated by this Agreement, no party shall be required to waive any right or incur any obligation in connection therewith.

            SECTION 7.5 EXCHANGE ACT AND OTHER FILINGS. Subject to applicable law, in order to assist the parties in the preparation of all documents and reports required to be filed by CEX or the Continuing Affiliates or the Buyer under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended (i) with respect to any period ending on or prior to the Closing Date or
(ii) any period that would include but not end on the Closing Date, CEX and its Continuing Affiliates and Buyer (as appropriate) shall, or shall cause the Company and its Subsidiaries to, prepare and provide to CEX or Buyer (as the case may be), at the requesting party's cost and expense, within the time frames required by CEX or Buyer in accordance with such party's past practices, such information and data as CEX or Buyer may reasonably request (including access to books, records and personnel) in order for the operations of the Company and its Subsidiaries to be properly reported in such filings.

            SECTION 7.6 INSURANCE. The parties hereto acknowledge and agree that, except as set forth in this Section 7.6 and except with respect to workers compensation insurance provided by monopolistic state funds in the name of the Company, its Subsidiaries or any predecessor entities, no insurance policy maintained by CEX and its Affiliates (including the Company and its Subsidiaries) shall be available to or cover the Company or any of its Subsidiaries or their respective assets, properties, operations and liabilities after the Closing Date, all benefits and coverage under each such insurance policy shall terminate on the Closing Date and none of the Company or any of its Affiliates will seek any recoveries thereunder attributable to any acts, events or omissions occurring after the Closing Date. As of the Closing Date, Buyer shall be responsible for obtaining and maintaining any and all insurance policies and coverages in respect of the Company and its Subsidiaries and their respective assets, properties, operations and liabilities.

            SECTION 7.7 ADMINISTRATION OF ACCOUNTS.

            Section 7.7.1 In Trust for Buyer. All payments and reimbursements by any third party after the Closing Date in the name of or to CEX or any of the Continuing Affiliates to which the Company or any of its Subsidiaries is entitled in accordance with the provisions of this Agreement and the transactions contemplated hereby shall be held by CEX or such Affiliate in trust for the benefit of the Company and, within five (5) business days of receipt by CEX or such Affiliate of any such payment or reimbursement, CEX or such Affiliate shall pay over to the Company the amount of such payment or reimbursement without right of set off or counterclaim.

            Section 7.7.2 In Trust for CEX. All payments and reimbursements by any third party after the Closing Date in the name of or to the Company or any of its Affiliates to which CEX or any of the Continuing Affiliates is entitled in accordance with the provisions of this Agreement and the transactions contemplated hereby shall be held by the Company or such Affiliate in trust for the benefit of CEX and, within five (5) business days of receipt by the Company or such Affiliate of any such payment or reimbursement, Buyer or such Affiliate shall pay over to CEX or such Affiliate the amount of such payment or reimbursement without right of set off or counterclaim.

            SECTION 7.8 NOTICE OBLIGATIONS OF BUYER. Contemporaneously with the Closing, Buyer shall take such actions as shall be necessary or appropriate to cause each officer or director removed by CEX or who resigned contemporaneously with the Closing to be replaced by an officer or director elected by Buyer. As soon as practicable following the Closing (but in any event not later than forty-five (45) days following the Closing), Buyer shall take such actions and file such documents as shall be necessary or appropriate for the purpose of giving notice to all Governmental Authorities of the names of each officer, director and shareholder of the Company and its Subsidiaries (including each officer and director elected by Buyer as provided herein) and such other information with respect to the transactions contemplated by this Agreement as shall be necessary or appropriate.

            SECTION 7.9 FUTURE DELIVERY SERVICES. Until the later of (i) three years following the Closing Date, or (ii) the date upon which the Promissory Notes have either been paid in full or converted into Buyer's Common Stock, Buyer agrees that it will, and will cause the Company and its other affiliates to provide CEX and its Continuing Affiliates, at CEX's request, with pricing and terms for services no less favorable than those offered to any other customer of Buyer or the Company, as the case may be, for similar services.

                                  ARTICLE VIII
                                   TERMINATION

            SECTION 8.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

            Section 8.1.1 Mutual Consent. Upon the mutual written consent of CEX and Buyer.

            Section 8.1.2 Litigation. By CEX or Buyer if an injunction or other order shall have been issued by a Governmental Authority, which restrains or otherwise makes unlawful the consummation of the transactions contemplated by this Agreement and such injunction or other order shall have become final and non-appealable; provided however that no party shall be entitled to terminate this Agreement in reliance on this Section 8.1.2 if such injunction or order shall have resulted from a breach by such party of this Agreement.

            Section 8.1.3 Conditions to Buyer's Obligations Not Met. By Buyer if any of the conditions provided in Section 5.1 shall not have been satisfied, complied with or performed, in any material respect, on or before September 15, 1999, or if CEX's Bring Down Certificate reflects such a failure at the time of delivery, and Buyer has not waived such failure of satisfaction, noncompliance or nonperformance; provided however that Buyer shall not be entitled to terminate this Agreement in reliance on this Section 8.1.3 if such failure of such conditions to be satisfied, complied with or performed shall have resulted from a breach of this Agreement by Buyer.

            Section 8.1.4 Conditions to CEX's and the Company's Obligations Not Met. By CEX, if any of the conditions provided in Section 5.2 shall not have been satisfied, complied with or performed, in any material respect, on or before September 15, 1999, or if Buyer's Bring Down Certificate reflects such a failure at the time of delivery, and CEX has not waived, in writing, such failure of satisfaction, noncompliance or nonperformance; provided however that CEX shall not be entitled to terminate this Agreement in reliance on this
Section 8.1.4 if such failure of such conditions to be satisfied, complied with or performed shall have resulted from a breach of this Agreement by CEX or the Company.

            Section 8.1.5 Failure of Adequate Financing. By CEX, in the event that at any time the representations and warranties set forth in Section 3.1.8 shall fail to be true and correct or if CEX receives information that reasonably causes it to believe that any of the representations or warranties in Section
3.1.8 will fail to be true and correct as of the Closing.

            Section 8.1.6 Failure of CEX Board Approval. By Buyer, in the event that the Merger has not been approved by the board of directors of CEX on or before September 9, 1999.

            SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement and the proposed transactions contemplated hereunder shall terminate and, except as provided in the following sentence and in Section 8.3, each party hereto shall have no further obligation or liability hereunder, except that the provisions of Section 4.1.1, shall survive such termination. Except as provided in Sections 5.1.1 and 5.2.1, nothing in this
Section 8.2 shall relieve any party from any liability for any breach of any covenant or agreement contained in this Agreement or from any breach by Buyer of the representation and warranty set forth in Section 3.1.8.

            SECTION 8.3 BREAK-UP FEE. If (i) Buyer fails or is unable to close the Merger on or before September 15, 1999, and (ii) this Agreement is terminated by CEX pursuant to Section 8.1.4, then Buyer shall pay to CEX within 10 days of such termination an amount equal to $500,000. If (x) GE and Bayview have removed or otherwise determined as set forth in a written notice by GE or Bayview, as the case may be, to CEX that all contingencies or conditions to Closing the Merger contained in the Commitment Letters have been satisfied, except for execution of satisfactory documentation as contemplated by the Commitment Letters, (y) Buyer and Merger Sub have performed all material conditions to Closing (including having finalized all loan documentation and having satisfied all of the conditions of GE and Bayview other than execution of the final loan agreements and related documentation) and are otherwise prepared and able to close and CEX nevertheless fails or is unable to close the Merger, and (z) this Agreement is terminated by Buyer pursuant to
Section 8.1.3 (and is not terminable pursuant to any other provision hereof), then CEX shall pay to Buyer within 10 days of such termination an amount equal to $1,500,000.

                                   ARTICLE IX
                                 INDEMNIFICATION

            SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.6, 3.1.7, 3.1.8, 3.1.10, 3.1.14, 3.2.1, 3.2.2, 3.2.3, 3.2.4, 3.2.6, 3.2.7,
3.2.8, 3.2.9 and 3.2.22 of this Agreement (the "Transaction Representations") shall survive the Closing for a period of twelve (12) months after the Closing Date. All other representations and warranties contained herein shall not survive (and therefore shall not be covered by the provisions of this Article
IX) the Closing Date.

            SECTION 9.2 INDEMNIFICATION BY CEX. Subject to the remaining provisions of Article IX and this Agreement, from and after the Closing, CEX shall indemnify and hold harmless Buyer, the Company and its Subsidiaries and their respective directors, officers, employees and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against any and all damages, liabilities, losses, obligations, suits, demands, penalties, charges, costs and expenses (including reasonable attorneys' fees and expenses and court costs incurred in the investigation, defense or settlement or any of the foregoing in connection with any third party proceeding relating thereto to the extent hereafter provided) (collectively, "Losses") incurred in connection with, arising out of, or resulting from (a) the breach or inaccuracy of any representations or warranties made by CEX in Sections 3.2.1, 3.2.2, 3.2.3, 3.2.4, 3.2.6, 3.2.7,
3.2.8, 3.2.9 and 3.2.22, (b) any failure by CEX or its Continuing Affiliates to comply, in whole or in part, with the covenants or agreements made by CEX in this Agreement, (c) any obligations under the Tax Sharing and Indemnification Agreement to the extent provided therein, (d) any current, former or future businesses, assets, liabilities, operations, other activities or employees (whether current or former) of CEX or any of its Continuing Affiliates (including, without limitation, the Trucking Subsidiaries), whether arising prior to, at or after the Closing or to any of the discontinued operations of CEX or any of its Continuing Affiliates (including the Trucking Subsidiaries), other than Losses related to the Trucking Claims and (e) except as provided in
Section 4.3.4, any guaranty or other obligation of, or any pledge, security interest, mortgage or other lien on the property, assets or capital stock of, the Company or any of its Subsidiaries securing or guaranteeing any indebtedness or other obligation of CEX or any Continuing Affiliate under any loan agreement or credit facility, including, without limitation, all such guaranties, obligations, pledges, security interests, mortgages and other liens in respect of that Credit Agreement, dated as of April 17, 1998, among CEI, CEX, various banks, The First National Bank of Chicago, as Syndication Agent, The Bank of New York, as Co-Documentation Agent, DLJ Capital Funding, Inc., as Co-Documentation Agent and Bankers Trust Company as Administrative Agent. The parties hereby acknowledge and agree that CEX shall have no obligation to indemnify Buyer or the Buyer Indemnified Parties for (i) the Trucking Claims, or
(ii) any of the following lawsuits involving the Company in which CEI is or was a named party: Ashabranner, Brimo, Van Epps, Addvensky, and General Messenger; and (iii) the Chicago area audit that is currently being conducted by the Internal Revenue Service. Without limiting the foregoing and unless otherwise agreed by the parties, in the event any Buyer Indemnified Party is a named defendant in any proceeding that is the subject of the indemnification obligations of this Section 9.2, CEX shall use its reasonable best efforts to have such Buyer Indemnified Party promptly removed as a party to such litigation.

            SECTION 9.3 INDEMNIFICATION BY BUYER AND THE COMPANY. Subject to the remaining provisions of Article IX and this Agreement, Buyer and the Company shall jointly and severally indemnify and hold harmless CEX, any Continuing Affiliate and each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "CEX Indemnified Parties") from and against any and all Losses incurred in connection with, arising out of, resulting from (a) current, former or future businesses, assets, liabilities, operations, other activities or employees (whether current or former) of the Company or any of its Subsidiaries, whether arising prior to, at or after the Closing, including any of the foregoing relating to any Liability reflected on the Financial Statements (or the notes thereto) or to any of the discontinued operations of the Company or any of its current or former Subsidiaries, (b) from and against any Losses to the extent arising from the breach or inaccuracy of any representations or warranties in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.6, 3.1.7, 3.1.8, 3.1.10
and 3.1.14 or any failure to comply, in whole or in part, with the covenants or agreements made by Buyer in this Agreement, (c) from and against any Losses arising out of or resulting from any financing activities undertaken by Buyer or any of its Affiliates in connection with the transactions contemplated hereby, and (d) from and against any Losses incurred by any CEX Indemnified Party in connection with any of the Plan Obligations. The parties hereby agree that the obligation of Buyer and the Company under this Section 9.3 shall include any claim for Losses asserted against the CEX Indemnified Parties, as an acquiror, owner or operator, either derivatively or directly, by way of CEX, its Affiliates', and their respective Representatives' previous ownership or acquisition of or control over the Company or any of its Subsidiaries, or their participation in the operations, acquisitions or activities of the Company or any of its Subsidiaries. Without limiting the foregoing and unless otherwise agreed by the parties, in the event any CEX Indemnified Party is a named defendant in any proceeding that is the subject of the indemnification obligations of this Section 9.3, Buyer and the Company shall use their reasonable best efforts to have such CEX Indemnified Party promptly removed as a party to such litigation.

            SECTION 9.4 PROCEDURE FOR THIRD PARTY CLAIMS.

            Section 9.4.1 In order for a Person (the "indemnified party") to be entitled to any indemnification pursuant to this Article IX in respect of, arising out of or involving a claim or demand made by any Person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of (and in reasonable detail regarding) the Third Party Claim promptly, and in any event within 10 business days, after receipt by such indemnified party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification otherwise provided under this Agreement except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred prior to the day on which the indemnified party gives such notice) and except, in the case of a breach of the Transaction Representations, to the extent the notice is not delivered timely pursuant to Section 9.1. Thereafter, the indemnified party shall deliver to the indemnifying party promptly, and in any event within five (5) business days, after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

            Section 9.4.2 If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume and control the defense thereof with counsel selected by the indemnifying party. Other than as provided in Section 9.2, (a) if the indemnifying party elects to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, and (b) if the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ at its own expense counsel not reasonably objected to by the indemnifying party separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense and shall be empowered to make any settlement with respect to such Third Party Claim, subject to the remaining terms of this Section 9.4.2. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than the period prior to the day on which the indemnified party gives notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate and shall cause their Affiliates to cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on any basis reasonably requested by the indemnifying party to provide additional information and explanation of any material provided hereunder or otherwise relating to the Third Party Claim. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent. If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of such Third Party Claim that the indemnifying party may recommend if such settlement, compromise or discharge would only result in the entry of a monetary judgment for which the indemnified party is fully indemnified hereunder.

            Section 9.4.3 In the event any indemnified party should have an indemnification claim against any indemnifying party under this Agreement that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim specifying with particularity the facts underlying such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from liability that it may have to such indemnified party, except to the extent that the indemnifying party has been actually prejudiced by such failure and except, in the case of a breach of the Transaction Representations, to the extent the notice is not delivered timely pursuant to
Section 9.1. If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

            Section 9.4.4 Notwithstanding anything to the contrary in the foregoing, CEX, at its own expense except as otherwise provided above, shall be entitled to participate in the defense of any litigation matters in which CEX and/or CEI is named as a party and shall be consulted on any settlement discussions with respect thereto.

            SECTION 9.5 GENERAL PROVISIONS RELATING TO REMEDIES AND INDEMNIFICATION.

            Section 9.5.1 An indemnifying party shall have no obligation to indemnify an indemnified party or otherwise have liability to an indemnified party for consequential damages, special damages, punitive damages, incidental damages, indirect damages, lost profits or similar items (and the indemnified party shall not recover for such amounts).

            Section 9.5.2 Buyer's Losses shall be reduced by any available federal and state income tax deductions or other benefits which are available to Buyer or any of its Affiliates in connection with the Losses, after giving effect to any tax detriment to Buyer arising from the receipt of the indemnification payment with respect to such Losses. If any Loss is covered by insurance or subject to other third party recoveries (collectively, "Third Party Rights"), Buyer shall use its best efforts (and Buyer shall cause the Company and its Subsidiaries to use their respective best efforts) to recover the amount of coverage or claim from the insurer or such third party, which recovery (after deduction of costs of collection) shall reduce Losses hereunder. Buyer agrees to assign (and to cause the Company and its Subsidiaries to assign) all Third Party Rights to CEX and to appoint CEX as its limited agent and attorney-in-fact for seeking such recovery to the extent Buyer fails to recover, does not timely proceed with recovery actions, or obtains excess recovery with respect thereto, and to cooperate with CEX in the collection thereof. Buyer shall cause the Company to maintain in effect, for so long as the indemnification obligations of CEX are effective hereunder, insurance policies of the Company insuring against risks and liabilities to substantially the same extent and in substantially the same amount as the insurance policies of the Company which are in effect as of the date of this Agreement.

            Section 9.5.3 CEX's Losses shall be reduced by any available federal and state income tax deductions or other benefits which are available to CEX or any of its Continuing Affiliates in connection with the Losses, after giving effect to any tax detriment to CEX or its Continuing Affiliates arising from the receipt of the indemnification payment with respect to such Losses. If any Loss is covered by insurance or subject to other third party recoveries, CEX shall use its best efforts(and CEX shall cause its Continuing Affiliates to use their respective best efforts) to recover the amount of coverage or claim from the insurer or such third party, which recovery

(after deduction of costs of collection) shall reduce Losses hereunder. CEX agrees to assign (and to cause its Continuing Affiliates to assign) all Third Party Rights to Buyer and to appoint Buyer as its limited agent and attorney-in-fact for seeking such recovery to the extent CEX fails to recover, does not timely proceed with recovery actions, or obtains excess recovery with respect thereto, and to cooperate with Buyer in the collection thereof. CEX shall, or shall cause its Continuing Affiliates to, maintain in effect, for so long as the indemnification obligations of Buyer are effective hereunder, insurance policies insuring against risks and liabilities to substantially the same extent and in substantially the same amount as the insurance policies of the Company which are in effect as of the date of this Agreement.

            Section 9.5.4 To the extent that CEX or Buyer discharges any claim for indemnification hereunder, it shall be subrogated to all related rights of the other party against third parties except as otherwise provided herein.

            Section 9.5.5 No party shall have any right to offset against any payments to be made by it pursuant to this Agreement or otherwise; provided, however, that so long as the Promissory Notes remain outstanding any amounts owed by CEX to the Buyer Indemnified Parties under this Article IX may, at CEX's option, be applied first to reduce the principal balance of the Promissory Notes, in the following order: (i) Long-Term Note, (ii) Convertible Note, and
(iii) Short-Term Note.

            SECTION 9.6 EXCLUSIVE NATURE. The indemnification provisions of
Article IX shall be the sole and exclusive remedy by any party and its respective Representatives against the other party following the Closing for any breaches or alleged breaches of any representation, warranty or other provision of this Agreement or otherwise with respect to the former, current or future business and operations of the Company and its Subsidiaries, any and all claims relating to this Agreement and the transactions contemplated hereby, except for any right that may exist to seek redress for common law fraud. Such remedies are intended to be noncumulative with respect to, and shall preclude the assertion by any party of, any other remedies which would otherwise have been available in common law or by statute, except for any right that may exist to seek redress for common law fraud. Nothing in this Section 9.6 shall be construed to limit in any way the rights and benefits of or the remedies available to any party to this Agreement under any other instrument or agreement to which such Person is a party.

                                   ARTICLE X
                                  MISCELLANEOUS

            SECTION 10.1 COMPANY NAME. Each of Buyer and the Company acknowledges that, from and after the Closing Date, CEX and the Continuing Affiliates shall have the absolute and exclusive proprietary right to all names, marks, trade names, trademarks and identifications using either or both "Corporate Express Delivery Systems" and all variations and derivatives thereof and logos relating thereto or any similar name or variant, version or derivative thereof (collectively, the "Names") by themselves or in combination with any other Name, and that none of the rights thereto or goodwill represented thereby or pertaining thereto are being transferred hereby or in connection herewith; provided, however, that, the Company and its Subsidiaries are hereby granted a non-exclusive license to use the Names for a period expiring one year from the

Closing Date; and provided further that Buyer and the Company will not be required to remove the name Corporate Express Delivery Systems that is permanently affixed to motor vehicles or buildings that are owned by the Company or its Subsidiaries as of the date hereof for a 3 year period from the Closing Date. Except as contemplated by the proviso in the foregoing sentence, (i) each of Buyer and the Company agrees that from and after the Closing Date it will not, nor will it permit any of its Affiliates to, use any name, phrase or logo incorporating any of the Names as its corporate or business name or in or on any of its literature, sales materials or products or otherwise in connection with the sale of any products or services or otherwise, and (ii) each of Buyer and the Company shall, and shall cause its Affiliates to, cease to use any such literature and sales materials, delete or cover (as by stickering) any such name, phrase or logo from any of its or its Subsidiaries' respective assets or properties (whether tangible or intangible, real or personal), and take such other actions as may be necessary or advisable to clearly and prominently indicate that none of Buyer, the Company or any of their Affiliates is affiliated with CEX or any of the Continuing Affiliates.

            SECTION 10.2 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES; RELATIONSHIP BETWEEN THE PARTIES.

            Section 10.2.1 Exclusivity of Representations and Warranties. Notwithstanding anything in this Agreement to the contrary, it is the explicit intent and understanding of the parties hereto that none of the parties nor any of their respective Representatives is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement and the Tax Sharing and Indemnification Agreement and that none of the parties is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party or such other party's Representatives except for the representations and warranties expressly set forth in such Agreements. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO TITLE, OWNERSHIP, USE, POSSESSION, QUANTITY, CONDITION, LIABILITIES, OPERATION, DESIGN, CAPACITY, FUTURE RESULTS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY OR OTHERWISE AS TO ANY OF THE ASSETS OR LIABILITIES OF THE COMPANY OR ANY OF ITS SUBSIDIARIES AND, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD THAT BUYER TAKES THE ASSETS AND LIABILITIES OF THE COMPANY AND ITS SUBSIDIARIES "AS IS" AND "WHERE IS."

            Section 10.2.2 Forecasts, Projections, Etc. Without limiting the generality of, and in furtherance of, Section 10.2.1, Buyer acknowledges that none of CEX or any of its Affiliates makes any representations or warranties to Buyer regarding any forecasts, projections, estimates, business plans or budgets (whether contained or referred to in any written materials or verbal information that has been or shall hereafter be provided or made available to Buyer or any of its Representatives) and there are not and shall not be deemed to be representations or warranties of CEX or any of its Affiliates in respect of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or any of its Subsidiaries.

            Section 10.2.3 Relationship Between the Parties. The parties hereto agree that this is an arm's length transaction in which the parties' undertakings and obligations are limited to the performance of their obligations under this Agreement. Buyer acknowledges that it is a sophisticated investor, that it has undertaken, and that CEX has given Buyer such opportunities as it has requested to undertake, a full investigation of the business and operations of the Company and its Subsidiaries (including their assets, liabilities, contracts, permits, licenses, premises, properties, facilities, books and records), and that it has a contractual relationship with CEX based solely on the terms of this Agreement, and that there is no special relationship of trust or reliance between Buyer and CEX. Buyer acknowledges that it and its Representatives are satisfied with (i) the access to the books and records, facilities, equipment, contracts and other properties and assets of the business and operations of the Company and its Subsidiaries that it and its Representatives have been provided and (ii) the opportunity to meet with the officers and employees of CEX and its Subsidiaries to discuss the business and operations of the Company and its Subsidiaries that it and its Representatives have been provided. Buyer further acknowledges that, except as set forth in this Agreement, none of CEX, its Affiliates, their respective Representatives or any other Person has made any representation or warranty, expressed or implied, as to the completeness of any information regarding the business and operations of the Company and its Subsidiaries furnished or made available to Buyer and its Representatives. Except as specifically set forth in the representations and warranties set forth in Section 3.2 hereof, none of CEX, its Affiliates, their respective Representatives or any other Person shall have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer or any other Person, or Buyer's or any other Person's use, whether prior to, on or after the date hereof, of, any such information, including the Confidential Descriptive Memorandum prepared by the Company and BT Alex.Brown, and any information, documents or material made available in any "data rooms" or formal or informal management presentations or in any other form in expectation of the transactions contemplated hereby.

            SECTION 10.3 TAX MATTERS. The parties' sole and exclusive representations, warranties, covenants, agreements or other obligations (including indemnities or any obligations) arising pursuant to this Agreement, by Law or otherwise with respect to tax matters (interpreted it its broadest sense) and any other subject matters referred to in the Tax Sharing and Indemnification Agreement shall be as set forth therein. No other representation, warranty, covenant, agreement or obligation (including indemnities or any obligations) arising pursuant to this Agreement, by Law or otherwise by CEX, any of its Continuing Affiliates, the Company, Buyer or any of their respective Representatives shall be deemed to apply to such matters.

            SECTION 10.4 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the Confidentiality Agreement and the agreements expressly provided for herein and therein constitute the entire agreement between the parties and supersede any and all other prior or contemporaneous understandings, negotiations or agreements between the parties relating to the transactions contemplated hereby, and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives.

            SECTION 10.5 AMENDMENTS. Any amendment, supplement, variation, alteration or modification to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

            SECTION 10.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any other jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction Each party hereby waives the benefit of any Law which renders any provision hereof prohibited or unenforceable in any respect.

            SECTION 10.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall be deemed to constitute one and the same instrument.

            SECTION 10.8 NO WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or to waive any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

            SECTION 10.9 ASSIGNMENT. This Agreement and all the rights and obligations granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, it being expressly agreed that this Agreement shall not be assigned nor shall any rights or obligations arising hereunder be transferred by one party without the prior written consent of the other party.

            SECTION 10.10 FEES, COSTS AND EXPENSES. Except as otherwise provided herein, each party shall be responsible for its own fees, costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Buyer shall pay all transfer taxes with respect to the sale of the shares of the Company and the consummation of the transaction.

            SECTION 10.11 THIRD PARTY BENEFICIARIES. Except for the Persons entitled to indemnification pursuant to Section 4.3.6, Article VIII, or Article IX or under the Tax Sharing and Indemnification Agreement (who shall be third party beneficiaries), nothing in this Agreement is intended to create, nor shall anything in the Agreement be deemed to create or have created, any third party beneficiary rights; provided, however, that, without the prior written consent of CEX, Buyer may upon 5 days written notice to CEX, assign its rights (but not its obligations) hereunder to any financial institution that is providing financing to Buyer or any of its Affiliates in connection with the transactions contemplated hereby.

            SECTION 10.12 INTERPRETATION OF SCHEDULES. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule is intended to imply that such amounts or any higher or lower amount, or the items so included or other items, are or are not material or otherwise required to be disclosed, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the

Company Disclosure Schedule in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material. CEX has included items in the Company Disclosure Schedule hereto only in order to provide certain information regarding the Company and its Subsidiaries to Buyer and inclusion of any item in any Company Disclosure Schedule should not be deemed an admission as to the existence of any liability or obligation, the validity or accuracy of any claim or as to the absence of any defense or counterclaim with respect thereto. The exceptions, modifications, descriptions and disclosures in the Company Disclosure Schedule attached hereto are made for all relevant purposes of this Agreement and are exceptions to the representations and warranties set forth in this Agreement or in any agreement or instrument delivered pursuant to or in connection with this Agreement, whether or not explicit reference is made to the Company Disclosure Schedule to the extent applicable thereto. Disclosure of the information contained in one section or part of the Company Disclosure Schedule shall be deemed as proper disclosure for all sections or parts of such Schedule. Matters reflected on the Company Disclosure Schedule delivered hereunder are not necessarily limited to matters required by this Agreement to be reflected in such Company Disclosure Schedule. Any such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

            SECTION 10.13 CONSTRUCTION. Words importing the singular shall include the plural and vice versa, and words importing a gender shall include other genders. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter form. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or affect any interpretation hereof. All references herein to Articles, Sections (other than references to Sections of the Code or any other statute) and subsections shall be deemed to be references to Articles, Sections and subsections of this Agreement unless the context shall otherwise require. References in this Agreement to any Article shall include all Sections, subsections, paragraphs in such Article; references in this Agreement to any Section shall include all subsections and paragraphs in such Section; and references in this Agreement to any subsection shall include all paragraphs in such subsection. The exhibits and attachments to the Schedules form an integral part of the Schedules and are incorporated by reference for all purposes as if set forth fully therein. Unless the context shall otherwise require or provide, any reference to any agreement or other instrument or statute, regulation or other Law is to such agreement, instrument, statute, regulation or other Law as amended and supplemented from time to time (and, in the case of a statute, regulation or other Law, to any successor provision); provided, however, that no representation or warranty herein shall be deemed to have been breached because of the adoption of any new statute, regulation or other Law, any amendment of or change in any statute, regulation or other Law or any change in interpretation of any statute, regulation or other Law, in any event, issued or otherwise occurring subsequent to the date hereof. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against either party, without regard to which party drafted this Agreement.

            SECTION 10.14 CONSENT TO JURISDICTION AND RELATED MATTERS.

            (a) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any Colorado State court or Federal court sitting in the State of Colorado and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Colorado State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment of in any other manner provided by law.

            (b) Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any Colorado State or Federal court. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 10.15 WAIVER OF JURY TRIAL.

            (a) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (b) EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVERS SET FORTH IN CLAUSE (A) OF THIS SECTION 10.15, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN SUCH SECTION.

            SECTION 10.16 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, five (5) business days after mailing when mailed by certified mail, return receipt requested, or one (1) business day after sending via Federal Express or similar overnight courier service, or when receipt is confirmed when sent by facsimile. Such notices or other communications shall be sent to the following addresses, unless other addresses are subsequently specified in writing:

            Buyer (and the Company after the Closing):

                        United Shipping & Technology, Inc.
                        9850 51st  Avenue North
                        Plymouth, Minnesota  55442
                        Attention:  Timothy G. Becker
                        Facsimile No.:  (612) 941-6440
                        Telephone No.:  (612) 941-4080

            With a copy to:

                        Faegre & Benson LLP
                        2200 Norwest Center
                        90 South Seventh Street
                        Minneapolis, Minnesota  55402-3901
                        Attention:  Daniel J. Amen
                        Facsimile No.:  (612) 336-3026
                        Telephone No.:  (612) 336-3000

            CEX (and the Company prior to the Closing):

                        c/o Corporate Express, Inc.
                        1 Environmental Way
                        Broomfield, Colorado 80021
                        Attention:  Richard L. Millett, Jr.
                        Facsimile No.:  (303) 664-3823
                        Telephone No.:  (303) 664-3901

            With a copy to:

                        Davis, Graham & Stubbs LLP
                        4410 Arapahoe Avenue, Suite 200
                        Boulder, Colorado 80303
                        Attention:  Christopher L. Richardson
                        Facsimile No.:  (303) 544-5997
                        Telephone No.:  (303) 544-4466

            SECTION 10.17 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONTROLLED AS TO ITS VALIDITY, ENFORCEMENT, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS OF THE STATE OF COLORADO (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.


                        (SIGNATURES FOLLOW ON NEXT PAGE)

                                     * * * *

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CEX HOLDINGS, INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        CORPORATE EXPRESS
                                        DELIVERY SYSTEMS, INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        UNITED SHIPPING & TECHNOLOGY, INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        UNITED SHIPPING & TECHNOLOGY
                                        ACQUISITION CORP.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                    ANNEX A-1


                        Gary Jacobs
                        Mark Hoffman
                        Rick Millett
                        Bob King
                        Jeff Guerke
                                      A-1

                                    ANNEX A-2


                        Tim Becker
                        Wade Wilson
                        Jenny Skinner
                        Peter Lytle

                                      A-2